Exhibit 4.3

ING FINANCIAL SERVICES LLC

401(k) SAVINGS PLAN

2015 Restatement

ING FINANCIAL SERVICES LLC 401(K) SAVINGS PLAN

2015 Restatement

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ING FINANCIAL SERVICES LLC

401(K) SAVINGS PLAN

2015 Restatement

ING Financial Services LLC (the “Company”), on its behalf and on behalf of each participating affiliate, hereby amends and restates the ING Financial Services LLC 401(k) Savings Plan (the “Plan”) upon the terms and conditions set forth below.

W I T N E S S E T H:

WHEREAS, the Company desires to amend the Plan as necessary to comply in all respects with legislative and regulatory requirements imposed subsequent to the Plan’s 2010 restatement;

NOW, THEREFORE, the Company, acting pursuant to Section 13.1 of the Plan as in effect immediately before the adoption of this instrument, hereby amends and restates the Plan, as hereinafter set forth, effective generally as of January 1, 2015.

ARTICLE 1

TITLE AND PURPOSE

1.1    Title. The Plan shall be known as the ING Financial Services LLC 401(k) Savings Plan.

1.2    Purpose; Exclusive Benefit. The Plan is maintained for the purpose of enabling Employees of any Participating Company who qualify as Participants to save and invest in accordance with the terms of the Plan. The Plan is intended to qualify as a profit sharing plan under Section 401(a) of the Code and to constitute a qualified cash or deferred arrangement under Section 401(k) of the Code. The principal and income of the Plan shall never be paid or revert to any Affiliated Company, or be used for any purpose whatsoever other than the exclusive purpose of providing benefits to the Participants or their Beneficiaries and defraying the reasonable expenses of administering the Plan, except that: (a) amounts described in Section 6.4(c)(i) may be returned to a Participating Company upon termination of the Plan; (b) contributions made by mistake of fact may, if the Company so elects, be returned to a Participating Company within one year of the date of payment; and (c) contributions of a Participating Company, all of which are hereby conditioned on their deductibility under the Code, may, if and to the extent that a deduction therefor is disallowed, and if the Company so elects, be returned to a Participating Company within one year of the disallowance of the deduction. Earnings attributable to contributions returnable to any Participating Company under the foregoing sentence shall not be returned, but any losses attributable to those contributions shall reduce the amount returned to the Participating Company.

ARTICLE 2

DEFINITIONS

2.1    “Account” means any or all of the accounts maintained on the books of the Plan for a Participant’s benefit pursuant to any provision of the Plan.

2.2    “Administrator” has the meaning set forth in Section 11.1.

2.3    “Affiliated Companies” means each Company and all corporations, partnerships, trades or businesses (whether or not incorporated) described in and subject to the terms of Section 15.1. “Affiliated Company” means each Company and each Affiliated Company.

2.4    “Annual Addition” means the sum of the contributions of the Participating Companies (including Deferral Contributions) allocated to a Participant’s Account for the Plan Year.

2.5    “Application” has the meaning set forth in Section 4.2.

2.6    “Average Contribution Percentage” has the meaning set forth in Section 6.3.

2.7    “Average Deferral Percentage” has the meaning set forth in Section 4.3.

2.8    “BBL Plan” means the Deferred Salary Profit Sharing Thrift Plan for Employees of Bank Brussels Lambert, New York Branch.

2.9    “Beneficiary” means the person, persons or entity designated by a Participant pursuant to Section 8.2 (or if no such person or entity is designated or survives, the person or persons specified in Section 8.3) to receive the benefits distributable under the Plan on account of his or her death.

2.10    “Board of Directors” means the Board of Directors of the Company.

2.11    “Claimant” has the meaning set forth in Section 11.9.

2.12    “Code” means the Internal Revenue Code of 1986, as amended from time to time, or other statute of similar import.

2.13    “Committee” has the meaning set forth in Section 11.1.

2.14    “Company” means ING Financial Services LLC.

2.15    “Company Contributions Account” means an account maintained on the books of the Plan for the purpose of recording allocations to a Participant of contributions by a Participating Company pursuant to Section 5.1, and any income, expenses, gains and losses attributable thereto and any withdrawals or distributions therefrom.

2.16    “Company Stock” means ordinary shares of ING Groep, NA, the ultimate parent of the Company. Those shares are qualifying employer securities within the meaning of Section 407(d)(5) of ERISA and have been designated as an investment medium pursuant to Section 12.2(i).

2.17    “Compensation” means amounts paid within a Plan Year to a Participant for services rendered to a Participating Company consisting of his or her basic salary, wages, overtime, cash bonuses, pre-tax deferrals, commissions and other cash compensation, but excluding all other types of compensation such as, without limitation, severance pay and any other irregular payments or fringe benefits; provided, however, that for all purposes and provisions of the Plan other than Section 6.4, the Deferral Contributions made on behalf of a Participant pursuant to Article 4, any pre-tax contributions made by an Employee pursuant to a program described in Section 132(f) of the Code and any pre-tax contributions made by an Employee pursuant to a plan described in Section 125 of the Code shall be considered part of his or her Compensation. Effective January 1, 2008 and notwithstanding the preceding sentence, for purposes of defining Compensation within the meaning of Section 415(c) of the Code, (a) Compensation for purposes of Sections 2.33, 4.3 and 6.3, “415 safe harbor compensation” for purposes of Section 6.4 and “compensation” for purposes of Article 15, the term shall include regular compensation for services during an Employee’s regular working hours or compensation for services outside regular working hours (such as overtime or shift differential), commissions, bonuses or other similar payments if the payment would have been paid prior to severance had the individual continued in employment and if the payment is made no later than the later of two and one-half months after severance or the end of the limitation year that includes the date of severance and (b) Compensation for benefit accrual purposes, “415 safe harbor compensation” for purposes of Section 6.4 and “compensation” for purposes of Article 15 shall not exceed $265,000, or such other amount as may apply under Section 401(a)(17) of the Code, as adjusted pursuant to Section 415(d) of the Code.

2.18    “Credited Service” has the following meaning.

(a)    Credited Service shall be the aggregate of the periods beginning with the Employee’s Employment Commencement Date (or Reemployment Commencement Date) and ending on his or her subsequent Severance Date. Credited Service shall be measured in months of service and twelve months of Credited Service shall be treated as a Year of Credited Service.

(b)    An Employee who has a Reemployment Commencement Date within the twelve-consecutive month period following the earlier of the first day of his or her absence or his or her Severance Date shall be created with Credited Service for the period between his or her Severance Date and his or her Reemployment Commencement Date.

(c)    A Leased Employee shall accrue Credited Service in the same manner as an Employee who is employed by an Affiliated Company.

2.19    “Deferral Contribution” means an amount contributed to the Plan pursuant to Article 4.

2.20    “Deferral Contributions Account” means an account maintained on the books of the Plan for the purpose of recording Deferral Contributions made to the Plan by a Participating Company pursuant to a Participant’s election in accordance with Article 4, and any income, expenses, gains or losses attributable thereto and any withdrawals or distributions therefrom.

2.21    “Eligible Distribution” has the meaning set forth in Section 10.7.

2.22    “Eligible Plan” has the meaning set forth in Section 10.7.

2.23    “Eligible Recipient” has the meaning set forth in Section 10.7.

2.24    “Employee” means each individual who is a common law employee of an Affiliated Company. “Part-Time Employee” means an Employee who is employed on the basis that he or she will regularly work not more than twenty-one hours per week. “Full-Time Employee” means an Employee who is employed on the basis that he or she will regularly work more than twenty-one hours per week. An individual initially hired as a Full-Time Employee shall not thereafter be treated as a Part-Time Employee, unless he or she shall be rehired as a Part-Time Employee following a severance of employment or a Leave of Absence.

2.25    “Employment Commencement Date” means the date on which an Employee or a Leased Employee first renders an Hour of Service to an Affiliated Company. In the case of an Employee who returns to employment with the Affiliated Companies after a One-Year Break in Service, Employment Commencement Date means the date on which the Employee renders an Hour of Service after such One-Year Break in Service. In the case of an Employee of any corporation, partnership, trade or business that becomes an Affiliated Company (or is merged into or otherwise becomes part of an Affiliated Company) in accordance with Section 15.1, such Employee’s Employment Commencement Date for purposes of the Plan shall be established by the Company, but in the absence of any affirmative action to establish an earlier date, the Employment Commencement Date of each such Employee shall be the date his or her employer became an Affiliated Company.

2.26    “Entry Date” means the first day of each month.

2.27    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or other statute of similar import.

2.28    “Excess Aggregate Contributions” has the meaning set forth in Section 6.3.

2.29    “Excess Amount” has the meaning set forth is Section 6.4.

2.30    “Excess Contributions” has the meaning set forth in Section 4.3.

2.31    “Excess Deferral Amount” has the meaning set forth in Section 10.10.

2.32    “Fiscal Year” means the regular annual accounting period of the Company for federal income tax purposes, which at the time of the adoption of this restatement coincides with the calendar year.

2.33    “Highly Compensated Employee” or “HCE” means an employee of an Affiliated Company who:

(a)    Was at any time a 5-percent owner, within the meaning of Section 416(i)(1) of the Code, of an Affiliated Company during the Plan Year in question or the immediately preceding Plan Year; or

(b)    Had Compensation during the Plan Year immediately preceding the Plan Year in question in excess of $115,000 (as adjusted pursuant to Section 414(q)(1) of the Code) and was a member of the top-paid group of employees within the meaning of Section 414(q)(3) of the Code, determined by excluding the following Employees for such year:

(i)	Employees who have not completed six months of service;

(ii)	Employees who normally work less than seventeen and one-half hours per week;

(iii)	Employees who normally work during not more than six months during any year;

(iv)	Employees who have not attained age twenty-one; and

(v)	Employees who are included in a unit of employees covered by a collective bargaining agreement.

2.34    “Hour of Service” means the following.

(a)    Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Affiliated Company. These hours shall be credited to the Employee for the computation period or periods in which the duties were performed; provided, however, that in the event a single payroll period covers more than one computation period, hours shall be credited to the Employee for the computation period in which the payroll period ends.

(b)    Each hour for which an Employee is paid, or entitled to payment, by an Affiliated Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), jury duty, military duty, severance (for purposes of determining an Employee’s Years of Service or Years of Credited Service only, and only to the extent provided pursuant to a written severance agreement) or leave of absence; provided, however, that:

(i)	no more than 501 Hours of Service shall be credited under this subsection (b) to an Employee on account of any single continuous period during which the Employee performs no services (whether or not such period occurs in a single Plan Year or other computation period);

(ii)	an hour for which an Employee is paid, or entitled to payment, by an Affiliated Company on account of a period during which no duties are performed shall not be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation or unemployment compensation or disability insurance laws; and

(iii)	Hours of Service shall not be credited for a payment that solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

(c)    Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliated Company; provided, however, that the same Hours of Service shall not be credited under both subsection (a) above and this subsection (c); and provided, further, that no more than 501 Hours of Service shall be credited under this subsection (c) with respect to payments of back pay, to the extent that such back pay is agreed to or awarded for a period of time described in subsection (b) above, during which the Employee did not or would not have performed any duties. These hours shall be credited to the Employee for the computation period or periods to which the award or payment pertains, rather than the computation period in which the award, agreement or payment is made.

Hours of Service for nonperformance of duties shall be credited in accordance with Department of Labor Regulations Section 2530.200b-2(b). Hours of Service shall be credited to the applicable computation period in accordance with Department of Labor Regulations Section 2530.200b-2(c).

A Leased Employee shall be credited with Hours of Service in the same manner as an Employee, treating payment or entitlement to payment on account of services performed for an Affiliated Company as though the payment were made or to be made by the Affiliated Company.

2.35    “Leased Employee” means any person, other than an Employee, who has performed for an Affiliated Company (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year services under the primary direction or control of the Affiliated Company. A Leased Employee shall not be eligible to participate in the Plan, but a Leased Employee who becomes an Employee shall receive credit for purposes of Articles 3 and 9, respectively, for the Hours of Service and for the Years of Service (or, effective January 1, 2011, Years of Credited Service) credited to him or her while he or she was a Leased Employee, and for the period of one year immediately before he or she became a Leased Employee.

2.36    “Leave of Absence” means any extended unpaid absence from employment that is authorized by an Affiliated Company on a uniform and nondiscriminatory basis. Leave of Absence may be authorized for reasons of illness, injury, temporary reduction in work force, training, education or other reasons in the discretion of an Affiliated Company. Leave of Absence shall be authorized for any period of military service in the Armed Forces of the United States during which the Employee’s re-employment rights are protected by law. If an Employee leaves employment pursuant to a Leave of Absence and fails (for any reason other than his or her death or Retirement) to return to employment with an Affiliated Company at its expiration, he or she shall be deemed to have quit as of the commencement of the Leave of Absence, unless he or she has again become an Employee by the first anniversary of that date. A Full-Time Employee shall be considered to have continued employment with the Affiliated Companies during a Leave of Absence. During a Leave of Absence a Part-Time Employee shall, for purposes of this Plan, be credited with Hours of Service at the rate of the number of hours per day that active Employees in his or her job classification were scheduled to work during such Leave of Absence.

2.37    “Non-Highly Compensated Employee” or “NHCE” means an Employee who is not a Highly Compensated Employee.

2.38    “One-Year Break in Service” has the following meaning.

(a)    Prior to January 1, 2011, One-Year Break in Service means a Plan Year during which an Employee is not credited with more than 500 Hours of Service. Solely for the purpose of determining whether an Employee has incurred a One-Year Break in Service, an Employee who is on a Leave of Absence or is absent from work on account of pregnancy or of the birth or adoption of a child, or for purposes of caring for a newborn or newly adopted child, shall be credited during such absence with the number of Hours of Service that would normally have been credited to him or her but for such absence (or, if the number just described cannot be determined, with eight Hours of Service per day of such absence); provided, however, that no more than 501 Hours of Service shall be credited with respect to any Leave of Absence or pregnancy, birth or adoption; and provided, further, that the Employee must furnish such information as the Administrator shall reasonably require to establish the reason for the absence and number of days for which it counted. Hours of Service credited in accordance with the preceding sentence shall be credited for the computation period in which the absence begins, if necessary to prevent a One-Year Break in Service in that period, or if not, in the computation period next following that in which the absence begins.

(b)    Effective January 1, 2011, One-Year Break in Service means a period of twelve consecutive months commencing with an Employee’s Severance Date, or any anniversary of it, during which the Employee does not perform an Hour of Service and is not on a Leave of Absence. Solely for purposes of determining whether an Employee has incurred a One-Year Break in Service, the Severance Date of an Employee who is absent from work for more than twelve consecutive months on account of pregnancy or the birth or adoption of a child of the Employee, or for purposes of caring for a newborn or newly adopted child of the Employee, shall be the second anniversary of the date on which the absence began, and the period between the first anniversary and the second anniversary of the date on which the absence began (or between the first anniversary and the date the Employee returns to work, if before the second anniversary) shall constitute neither a One-Year Break in Service nor a period of Credited Service. The Employee must furnish such information as the Administrator may reasonably require in order to establish the reason for such an absence, and its duration.

2.39    “Participant” means an Employee who is either currently participating in the Plan in accordance with Article 3 or who has an Account in the Trust Fund resulting from his or her past participation in the Plan. “Former Participant” means a Participant whose service with the Affiliated Companies has severed for any reason and for whom there remains an amount in the Trust Fund that is allocable to his or her Account.

2.40    “Participating Company” means the Company and each participating Affiliated Company pursuant to Section 15.1. As of the date of this amendment and restatement, there were no Participating Companies other than the Company.

2.41    “Plan” means the ING Financial Services LLC 401(k) Savings Plan as set forth herein, with any and all supplements and amendments hereto that may be in effect.

2.42    “Plan Year” means the calendar year.

2.43    “Predecessor Plan” means each of the Capital Holdings Plan, the Securities Plan and the Barings Plan.

2.44    “Qualified Domestic Relations Order” means a judgment, decree or order that (a) relates to the provision of child support, alimony or marital property rights to a spouse, former spouse, child or other dependent of a Participant, (b) is made pursuant to the domestic relations law (including community property law of any state) and (c) is determined by the Administrator to constitute a “qualified domestic relations order” within the meaning of Section 414(p) of the Code.

Effective April 6, 2007, a domestic relations order that otherwise satisfies the requirements for a Qualified Domestic Relations Order will not fail to be a Qualified Domestic Relations Order: (i) solely because the order is issued after, or revises, another domestic relations order or Qualified Domestic Relations Order; or (ii) solely because of the time at which the order is issued, including issuance after the Annuity Starting Date or after the Participant’s death.

2.45    “Reemployment Commencement Date” means the date on which an Employee who severs employment with the Affiliated Companies first performs an Hour of Service following such severance.

2.46    “Retirement” means Normal, Late, Early or Disability Retirement, as provided in Article 7.

2.47    “Rollover Account” means an account maintained on the books of the Plan for the purpose of recording the Rollover Contributions, if any, made by or on behalf of a Participant pursuant to Section 4.4, and any income, expenses, gains or losses attributable thereto and any distributions therefrom.

2.48    “Rollover Contribution” means a contribution made in accordance with Section 4.4.

2.49    “Roth Elective Deferrals” are a Participant’s Deferral Contributions that are includible in the Participant’s gross income at the time deferred and have been irrevocably designated as Roth Elective Deferrals by the Participant in his or her deferral election. A Participant may designate all or a portion of his or her Deferral Contributions for a Plan Year as Roth Elective Deferrals, pursuant to rules and conditions established by the Administrator. A Participant’s Roth Elective Deferrals will be maintained in a separate account containing only the Participant’s Roth Elective Deferrals and gains and losses attributable to those Roth Elective Deferrals.

Effective January 1, 2010, Roth Elective Deferrals will no longer be permitted under the Plan. Any current Roth Elective Deferral elections will be reclassified as traditional Deferral Contribution elections as of January 1, 2010. Any Roth Elective Deferrals made prior to January 1, 2010 will continue to be separately accounted for in each Participant’s Roth Elective Deferrals Account. Notwithstanding the preceding sentence, the Administrator shall again permit Roth Elective Deferrals effective as of January 1, 2011.

2.50    “Roth Elective Deferrals Account” means an account maintained on the books of the Plan for the purpose of recording Roth Elective Deferrals made to the Plan by a Participating Company pursuant to a Participant’s election in accordance with Article 4, and any income, expenses, gains or losses attributable thereto and any withdrawals or distributions therefrom.

2.51    “Roth Rollover Contribution” means a contribution to the Plan by or on behalf of an Employee pursuant to Section 4.4 that is designated as a rollover of Roth elective deferrals and that satisfies such other requirements as the Administrator may impose.

2.52    “Roth Rollover Account” means an account maintained on the books of the Plan for the purpose of recording a Roth Rollover Contribution(s) and any income, expenses, gains and losses attributable thereto and any withdrawals or distributions therefrom.

2.53    “Securities Plan Benefits Account” means an account maintained on the books of the Plan for the purpose of recording the benefits of Participants in the ING [U.S.] Securities, Futures & Options, Inc. Profit Sharing 401(k) Plan as of December 31, 1996, and any earnings attributable to said benefits earned on or after January 1, 1997.

2.54    “Severance Date” means the earlier of (a) the date an Employee’s employment with the Affiliated Companies severs on account of his or her Retirement, death, quit or discharge and (b) the first anniversary of the beginning date of an Employee’s absence from work for any reason not listed in subsection (a).

2.55    “Tax-Qualified Retirement Plan” means a retirement plan that meets the requirements of Section 401(a) of the Code.

2.56    “Transfer Contribution” means a contribution made in accordance with Section 4.6.

2.57    “Trust Agreement” means the ING Financial Services LLC 401(k) Savings Plan Trust Agreement with Fidelity Management Trust Company as Trustee, with any and all supplements and amendments that may be in effect.

2.58    “Trust” and “Trust Fund” means the fund established pursuant to the Trust Agreement.

2.59    “Trustee” means Fidelity Management Trust Company, or such other person or persons who from time to time act as trustee under the Trust Agreement or any successor trust agreement.

2.60    “Valuation Date” means each day that the New York Stock Exchange is open for business, or such other date or dates as the Administrator may designate. Valuation Dates shall occur no less frequently than once in every twelve months.

2.61    “Year of Credited Service” means the quotient obtained by dividing by twelve the number of an Employee’s months of Credited Service.

2.62    “Year of Service” has the meaning set forth in Section 9.3(a).

ARTICLE 3

ELIGIBILITY TO PARTICIPATE

3.1    Initial Eligibility. Each Employee of an Affiliated Company who was a Participant in the Plan as of January 1, 2015 shall remain eligible to participate. Each other Employee of a Participating Company who is a Full-Time Employee shall become a Participant on the Entry Date next following the Employee’s Employment Commencement Date, provided that such Full-Time Employee is still an Employee on such Entry Date.

Each other Employee of a Participating Company who is a Part-Time Employee shall become a Participant in the Plan on the Entry Date next following the date that is twelve consecutive months following his or her Employment Commencement Date, provided that such Part-Time Employee is still an Employee on such Entry Date.

3.2    Eligibility Following Interruption of Service. An Employee who incurs one or more One-Year Breaks in Service after having become a Participant shall remain eligible to participate in the Plan, and may resume participation in the Plan as of the date on which he or she first completes an Hour of Service following his or her return to employment. An Employee who fulfills the relevant requirement of Section 3.1 and incurs one or more consecutive One-Year Breaks in Service before the occurrence of his or her Entry Date shall become eligible to participate in the Plan as of the date on which he or she first completes an Hour of Service following his or her return to employment. An Employee whose employment severs before he or she has fulfilled the relevant requirements of Section 3.1 shall be treated as a new Employee upon his or her re-employment.

3.3    Eligibility Classification. Notwithstanding the foregoing provisions of this Article 3, an Employee shall not be eligible to participate in the Plan for a Plan Year if such Employee is a member of a classification of Employees that the Company has designated as not currently eligible to be Participants. The Company may at any time and from time to time remove any one or more Employees or any group(s) or class(es) of Employees from eligibility for participation in this Plan; provided, however, that in no event shall such removal reduce the amounts theretofore credited to the Account of any Participant. The following are not eligible to participate in the Plan:

(a)    An Employee of an Affiliated Company that is not a Participating Company;

(b)    An Employee seconded to a Participating Company by an Affiliated Company for a temporary period of service;

(c)    A Leased Employee; and

(d)    An individual who was hired for a specified fixed time period and whose employment has not been changed to a permanent status.

3.4    Determination of Eligibility by Administrator. The determination that a person is eligible to participate in the Plan and to have a Company Contribution allocated to his or her Account for the Plan Year shall be made from the records of the Affiliated Companies by the Administrator, who shall have full discretionary authority to interpret and apply the eligibility provisions of the Plan and to make factual determinations necessary in connection therewith. The Administrator shall inform each Employee who satisfies the requirements of Section 3.1 or 3.2 of his or her eligibility to participate in the Plan.

3.5    Exclusion of Certain Individuals. Notwithstanding any other provision of this Article 3 to the contrary, any individual classified by the Company as a contractor and/or an independent contractor, including any Leased Employee, shall be ineligible to participate in the Plan, notwithstanding any recharacterization of the individual as an employee for any federal, state or local law purpose.

3.6    Application of USERRA.

(a)    Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

(b)    The Beneficiary of a Participant who dies while in qualified military service shall be entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed and then severed employment on account of death. Further, an individual receiving differential wage payments, within the meaning of Section 3401(h)(2) of the Code, shall be treated as an Employee and the payments shall be treated as compensation, all as required by Section 414(u)(12) of the Code. Finally, and to the extent required under Section 414(u)(12) of the Code, any Participant shall be treated as having been severed from employment for purposes of Section 401(k)(2)(B)(i)(1) of the Code during any period that Participant is performing service in the uniformed services as described in Section 3401(h)(2)(A) of the Code; provided, however, that a Participant who elects to receive a distribution by reason of such deemed severance from employment may not make Deferral Contributions during the six-month period beginning on the date of the distribution.

3.7    Erroneous Inclusion of Ineligible Employee. If in any Plan Year any person is erroneously included in the Plan as a Participant and discovery of the incorrect inclusion is made after a contribution on behalf of the person has been made to the Plan, the amount contributed, plus income or loss allocable thereto, on behalf of the ineligible person shall constitute a forfeiture for the period in which the discovery is made; provided, however, that any Deferral Contributions shall be returned, together with the income or loss allocable thereto, to the person who made the contribution.

3.8    Erroneous Exclusion of Eligible Employee. If in any Plan Year an eligible person is erroneously omitted from participation in the Plan, and if the eligible person so directs, the person shall be permitted to make-up Deferral Contributions that would have been made; provided, however, that no Deferral Contributions will be permitted with respect to Compensation currently available; and provided, further, that no Deferral Contributions shall exceed the maximum amount that would have been made on behalf of the eligible person in accordance with the limitations of Articles 4, 5 and 6 of the Plan. His or her Participating Company shall make a Company Contribution with respect to Deferral Contributions made in accordance with this Section; provided, however, that the Company Contribution shall not exceed the maximum amount of Company Contribution that would have been made on behalf of the eligible person in accordance with the limitations of Articles 5 and 6 of the Plan. The eligible person’s Account shall be credited with any missed income (as determined by the Administrator) on any Deferral Contribution, which may be derived from forfeitures available for reallocation. In lieu of the above, the Company may, in its discretion and with the consent of the Administrator, provide for make-up Deferral Contributions and Company Contributions to the extent the eligible person would otherwise have been eligible to make contributions and receive a Company Contribution pursuant to the terms of the Plan, subject to the limitations of Articles 4, 5 and 6 of the Plan.

The amount necessary to satisfy the provisions of this Section 3.8, other than Deferral Contributions, shall be derived from supplementary contributions of the Participating Companies pursuant to the last sentence of Section 5.1, to the extent the deficiency is not satisfied from forfeited amounts pursuant to the terms of Section 6.8.

ARTICLE 4

DEFERRAL CONTRIBUTIONS

4.1    Participants’ Deferral Contributions. Subject to Section 4.3, each Employee who has become eligible to participate in the Plan in accordance with Article 3 shall be entitled to elect that his or her Participating Company contribute to the Plan as a Deferral Contribution on his or her behalf any whole percentage of his or her Compensation from one percent to twenty percent, except that for a Non-Highly Compensated Employee such limit shall be 100 percent; provided, however, that the Administrator may in its discretion announce alternative Deferral Contribution limits from time to time. No Participant shall be entitled to elect to have a Participating Company make a Deferral Contribution for any Plan Year if the contribution: (i) would cause the Annual Addition to his or her Account to exceed the maximum specified in Section 6.4; or (ii) the contribution would cause the total of the Participant’s Deferral Contributions for any calendar year to exceed the limit set forth in Section 402(g) of the Code. Deferral Contributions shall constitute contributions of a Participating Company to the Plan for all purposes except the determination of Compensation under Section 2.17. A Participant shall be 100 percent vested in his or her Deferral Contributions at all times.

Effective October 1, 2014, with respect to any new or rehired Employee eligible to participate in the Plan in accordance with Article 3, there shall, commencing as soon as administratively practicable following his or her eligibility, be contributed to the Plan on his or her behalf as a Deferral Contribution (pre-tax) three percent of Compensation, or such other amount as the Administrator shall announce from time to time, unless and until the Employee provides an Application indicating his or her desire not to make Deferral Contributions, to make Deferral Contributions of a different percentage of his or her Compensation or to make any such contributions in the form of Roth Elective Deferrals.

Effective October 1, 2014, each Participant who was automatically enrolled in the Plan in accordance with the preceding paragraph and who has not provided an Application shall be enrolled in the “automatic increase program” pursuant to which, as of the anniversary of the Participant’s initial enrollment, he or she will have an additional one percent of his or her Compensation, up to a maximum percentage of Compensation established and announced by the Administrator, contributed on his or her behalf as additional Deferral Contributions for the subsequent twelve-month period, and he or she shall be deemed for purposes of the Plan to have elected the additional Deferral Contributions at such rate, unless he or she provides an Application indicating his or her desire not to make Deferral Contributions, to make Deferral Contributions of a different percentage of his or her Compensation or to make any such contributions in the form of Roth Elective Contributions. As of October 1, 2014, the automatic increase program shall not apply once a Participant’s contribution rate is six percent of Compensation.

4.2    Time and Manner of Deferral Contributions. The time and manner of Deferral Contributions on behalf of Participants shall be subject to the following rules and conditions.

(a)    Each Participant shall provide, at such time and in such manner as the Administrator shall specify, an election indicating the percentage(s), if any, of his or her Compensation that shall be contributed to the Plan on his or her behalf as a Deferral Contribution (an “Application”). Applications for Employees who have not previously elected to have Deferral Contributions made on their behalf will be accepted by the Administrator as of such date or dates as the Administrator shall from time to time establish and announce, but at least twice in every Plan Year. A Participant’s election to commence Deferral Contributions shall remain in effect until modified or suspended in accordance with subsections (d) and (e).

(b)    Deferral Contributions shall be made by payroll deductions in the percentages elected by each Participant in his or her Application, and in such other manner as the Administrator may permit in accordance with subsection (c).

(c)    Subject to the provisions of this Section 4.2, the Administrator shall have the discretionary authority to establish uniform and nondiscriminatory rules and procedures, and from time to time to modify or change such rules and procedures, governing the manner and method by which Deferral Contributions shall be made to the Plan; provided, however, that in no event shall a Deferral Contribution be permitted with respect to Compensation currently available to a Participant.

(d)    Within the limits prescribed in this Article 4, a Participant may elect to change the percentage rate at which Deferral Contributions, if any, are made on his or her behalf, at such times and in such manner as the Administrator shall from time to time establish and announce, but at least once each month.

(e)    A Participant may elect at any time to reduce or suspend completely the Deferral Contributions made on his or her behalf, and a Participant who has suspended his or her Deferral Contributions may elect to have such contributions resume, within the limits prescribed by this Article 4, at such times and in such manner as the Administrator shall from time to time establish and announce.

(f)    All Deferral Contributions made by the Participating Companies on behalf of a Participant shall be transmitted to the Trustee within the time required by the applicable regulations issued pursuant to Section 401(k) of the Code and by rules and regulations promulgated by the Department of Labor.

4.3    Nondiscrimination Requirements for Deferral Contributions. Deferral Contributions for a Plan Year must satisfy at least one of the following tests:

(a)    The Average Deferral Percentage (as hereinafter defined) for the group of Highly Compensated Employees who have satisfied the eligibility requirements of

Article 3 (the “HCE Group”) does not exceed the Average Deferral Percentage for the preceding Plan Year for the group of Non-Highly Compensated Employees who have satisfied the eligibility requirements of Article 3 (the “NHCE Group”) times 1.25; or

(b)    The Average Deferral Percentage for the HCE Group does not exceed the Average Deferral Percentage for the NHCE Group for the preceding Plan Year times 2.0, and the Average Deferral Percentage for the HCE Group does not exceed the Average Deferral Percentage for the NHCE Group for the preceding Plan Year by more than two percentage points.

If the Company makes an election pursuant to Section 401(k)(3)(A) of the Code, the term “current Plan Year,” when used in this Section 4.3, shall be substituted for the term “preceding Plan Year.”

The Average Deferral Percentage for a specified group of Participants for a Plan Year shall be the average (expressed as a percentage) of the ratios (expressed as percentages), calculated separately for each Participant in the group, of (i) the amount of Deferral Contributions actually paid to the Trust on behalf of each such Participant for the Plan Year, excluding Deferral Contributions returned to a Participant pursuant to Section 6.4 to reduce any Excess Amount to (ii) the Participant’s Compensation (within the meaning of Section 414(s) of the Code) for the Plan Year. In calculating such ratios: (A) contributions made on behalf of a Highly Compensated Employee pursuant to Section 401(k) of the Code under all plans of any Affiliated Companies shall be considered to have been made under a single arrangement; and (B) the rules set forth in Income Tax Regulations Sections 1.401(k)-1 and 1.401(k)-2 shall apply.

For purposes of this Section 4.3, the term “Participant” includes any Employee who was eligible for all or part of the Plan Year to make Deferral Contributions, or who would have been eligible but for a suspension pursuant to Section 10.9 or the limitation contained in Section 6.4. The Average Deferral Percentage for any Participant who makes no Deferral Contributions shall be zero. Deferral Contributions shall be taken into account in determining the Average Deferral Percentage only if they are allocated to Participants’ Accounts as of a date during the Plan Year and they relate to Compensation that would have been received by a Participant during the Plan Year but for his or her election to defer them, or they relate to service performed during the Plan Year and would have been received by a Participant within two and one-half months after the end of the Plan Year.

If the Average Deferral Percentage for the HCE Group exceeds the percentage permitted under this Section 4.3, the amount of Deferral Contributions for certain HCEs will be reduced in the following manner. The reduction in Deferral Contributions shall be effected by decreasing the amount of Deferral Contributions of the HCE with the highest dollar amount of Deferral Contributions until such HCE’s Deferral Contributions equal the dollar amount of the Deferral Contributions of the HCE with the next highest dollar amount thereof; provided however, that if a lesser reduction would suffice to permit the Average Deferral Percentage for the HCE Group to satisfy the limitation of this Section 4.3, the reduction shall be in such lesser amount. If the total amount of reductions pursuant to the preceding sentence hereof is less than the amount necessary to cause the Average Deferral Percentage to satisfy such limitation, then the step described in the preceding sentence shall be repeated. Any reduction made pursuant to this paragraph shall be designated an “Excess Contribution” and shall be distributed in accordance with Section 10.11.

4.4    Rollover Contributions. The Administrator, in its sole discretion, may permit an Employee, whether or not the Employee is otherwise eligible to participate in the Plan pursuant to any provision of the Plan, to make or cause to be made on his or her behalf a Rollover Contribution that satisfies the requirements of this Section 4.4. In determining whether to permit a Rollover Contribution with respect to any Employee, the Administrator shall be concerned primarily with whether the contribution satisfies all applicable requirements of the Code, or cases, regulations or rulings thereunder, relating to such contributions, and in making any such determination, the Administrator may require the Employee to furnish such certificates, affidavits, opinions of counsel, rulings of the Internal Revenue Service or other information as the Administrator, in its sole discretion, considers necessary or appropriate. Any permitted Rollover Contribution made by or on behalf of an Employee shall represent his or her interest in a Tax-Qualified Retirement Plan of a previous employer of the Employee or an individual retirement account or annuity described in Section 408 of the Code, including for this purpose and effective after December 18, 2015, a SIMPLE IRA described in Section 408(p) of the Code to the extent the distribution from the SIMPLE IRA is made after the two-year period described in Section 72(t)(6) of the Code. Rollover Contributions shall be made either directly to the Trustee or to the Company for transmittal to the Trustee as soon as practicable after the receipt thereof, as directed by the Administrator. All such contributions shall be credited to a Rollover Account or Roth Rollover Account established for the Employee. Rollover Accounts and Roth Rollover Accounts shall be fully vested at all times. For purposes of this Section 4.4, Tax-Qualified Retirement Plan shall include a plan described in Section 403(a) of the Code, an arrangement described in Section 403(a) or Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code. The Administrator may, in its sole discretion, permit a Participant to make a Roth Rollover Contribution that satisfies the requirements of this Section 4.4, and references in this Section 4.4 to Rollover Contributions shall apply as well to Roth Rollover Contributions.

4.5    Catch-Up Contributions. All Participants who are eligible to make Deferral Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of the making of catch-up contributions. Catch-up contributions shall be disregarded in calculating contributions by the Participating Companies pursuant to Section 5.2.

4.6    Transfers from Qualified Plans. The Administrator, in its sole discretion, may authorize the transfer to the Trust Fund of an amount of cash or other property acceptable to the Trustee representing part or all of an Employee’s interest in any Tax-Qualified Retirement Plan. Such a transfer shall be made directly from the Trustee, and assets so received by the Trustee shall be held for the benefit of the Employee, accounted for as attributable to employer contributions or employee contributions in the same manner as under the transferor plan, and shall be subject to such other restrictions or limitations as the Administrator shall deem appropriate.

ARTICLE 5

CONTRIBUTIONS

5.1    Annual Contributions. For each Plan Year, the Participating Companies shall contribute to the Trust the sum of:

(a)    The aggregate Deferral Contributions of all Participants employed by the Participating Companies; and

(b)    The aggregate Company Contributions determined in accordance with Section 5.2;

provided, however, that the amount so contributed shall not exceed the maximum amount allowable as a deduction under Section 404 of the Code for the Fiscal Year corresponding to the Plan Year with respect to which it is made.

Contributions by each Participating Company pursuant to this Section 5.1 shall constitute the funding policy and method for the Plan adopted in accordance with Section 402(b)(1) of ERISA. Notwithstanding any provision to the contrary, for any Plan Year in which Sections 3.6, 3.8 or 9.4 require a contribution that cannot be satisfied by a reallocation of forfeitures pursuant to the terms of Section 6.8, the Participating Companies may make a supplementary contribution in the amount necessary to eliminate the deficiency, regardless of whether the supplementary contribution causes the Participating Companies’ total contribution to exceed the amount deductible under the Code.

5.2    Company Contributions.

(a)    For any Plan Year, the amount of the Company Contributions made for each Participant’s Account shall be equal to 100 percent of his or her Deferral Contributions for a pay period, disregarding any Deferral Contributions that exceed six percent of his or her Compensation for that period, or that are required to be distributed as Excess Deferral Amounts pursuant to Section 10.10, as Excess Contributions pursuant to Section 10.11 or as an Excess Amount pursuant to Section 6.4.

(b)    The amount of Company Contributions by a Participating Company for a Plan Year may be determined by the Participating Company in its sole discretion to be increased by up to fifty percent of amounts paid in accordance with subsection (a) above. Said contributions shall be allocated to Participants who are employed as of the last day of the Plan Year for which said amounts are being contributed.

(c)    If any forfeitures should arise with respect to a Plan Year, such forfeitures shall reduce the Company Contribution for such Plan Year.

5.3    Payment of Company’s Contribution. The Participating Company contributions for each Plan Year shall be paid directly to the Trustee within the time required by law in order to obtain a deduction of the amount of such contribution for federal income tax purposes for the corresponding Fiscal Year, as determined under the then applicable provisions of the Code and regulations pursuant thereto. If a Participating Company makes a discretionary Company Contribution pursuant to Section 5.2(b), it shall contribute to the Trust such portion of the Company Contribution for the Plan Year no later than the extended due date of its federal income tax return for the year.

5.4    Schedule. As soon as is practicable after the end of each Plan Year (and in any event, prior to the expiration of the period within which each Participating Company is required by the Code to make its contribution for each year, whether or not the Participating Company makes a contribution for the year), each Participating Company shall if requested deliver to the Administrator and the Trustee a schedule showing:

(a)    The amount of each Participant’s Deferral Contributions under Section 4.1 for the Plan Year; and

(b)    The amount of Deferral Contributions of each Participant with respect to which a Company Contribution is allocable pursuant to Section 5.2.

The schedule shall also give information as to Participants who have severed employment during the Plan Year, to the extent that this information has not already been given to the Trustee.

5.5    Correction of Errors. Notwithstanding any other provision of the Plan, in the event that the Administrator discovers after the allocations for a Plan Year have been completed that as a result of error or inadvertence contributions in accordance with the terms of the Plan have not been made for the benefit of an Employee who should have been a Participant, then a Participating Company shall make an additional contribution in the amount necessary to correct the error. In the event that the Administrator discovers after the allocations for a Plan Year have been completed that as a result of error or inadvertence a Participant’s Account has been credited with an amount in excess of the amount determined in accordance with the terms of the Plan, then to the extent that the return of such an amount to a Participating Company is permitted under Section 1.2, the amount shall be returned, and to the extent that return of the amount is not permitted, the amount shall be treated as a forfeiture.

5.6    No Obligation of Trustee and Administrator. Neither the Administrator nor the Trustee shall be under a duty to inquire into the correctness of the amount of, or to enforce payment of, any contribution to be made hereunder by a Participating Company, and no one shall have any right to question any determination of the Board of Directors of a Participating Company concerning the amount of contribution or the failure to make a contribution in any given year.

ARTICLE 6

ALLOCATION OF CONTRIBUTIONS AND TRUST EARNINGS

6.1    Accounts of Participants. The Administrator or Trustee shall maintain separate Accounts on the books of the Plan for each Participant, which shall be designated “Deferral Contributions Account,” “Roth Elective Deferrals,” “Company Contributions Account” and, if applicable, “Rollover Account,” “Roth Rollover Account” and “Securities Plan Benefits

Account.” Assets transferred from a Predecessor Plan shall be accounted for as attributable to employer contributions or employee contributions in the same manner as under the Predecessor Plan. The Trustee shall not be required to segregate the funds in the Accounts of Participants for purposes of investment or otherwise.

6.2    Allocation of Company Contributions. Subject to Section 6.4, a Participating Company’s contributions for each Plan Year shall be allocated among the Accounts of Participants as follows:

(a)    The Deferral Contributions elected by each Participant shall be allocated to his or her Deferral Contributions Account, subject to Section 4.3; and

(b)    The Company Contributions made on behalf of each Participant pursuant to Section 5.2 shall be allocated to his or her Company Contributions Account, subject to Section 6.3.

6.3    Nondiscrimination Requirements for Company Contributions. Notwithstanding Section 6.2, Company Contributions for a Plan Year must satisfy at least one of the following tests:

(a)    The Average Contribution Percentage (as hereinafter defined) for the group of Participants who are Highly Compensated Employees (the “HCE Group”) does not exceed the Average Contribution Percentage for the group of Participants who are Non-Highly Compensated Employees (the “NHCE Group”) for the preceding Plan Year times 1.25; or

(b)    The Average Contribution Percentage for the HCE Group does not exceed the Average Contribution Percentage for the NHCE Group for the preceding Plan Year times 2.0, and the Average Contribution Percentage for the HCE Group does not exceed the Average Contribution Percentage for the NHCE Group for the preceding Plan Year by more than two percentage points.

If the Company makes an election pursuant to Section 401(m)(3) of the Code, the term “current Plan Year,” when used in this Section 6.3, shall be substituted for the term “preceding Plan Year.”

The Average Contribution Percentage for a specified group of Participants for a Plan Year shall be the average (expressed as a percentage) of the ratios (expressed as percentages) of (i) the Company Contributions allocable to the Account of each such Participant for the Plan Year to (ii) the Participant’s Compensation (within the meaning of Section 414(s) of the Code) for the Plan Year. In calculating such ratios: (A) contributions described in Section 401(m) of the Code and allocable to the Account of a Highly Compensated Employee who is eligible to have such contributions allocated to his or her account under two or more plans described in Section 401(a) of the Code that are maintained by any Affiliated Companies shall be considered to have been made under a single plan; and (B) the rules set forth in Income Tax Regulations Sections 1.401(m)-1 and 1.401(m)-2 shall apply.

For purposes of this Section 6.3, the term “Participant” includes any Employee who was eligible for all or part of the Plan Year to receive Company Contributions or who would have been eligible, but for a suspension pursuant to Section 10.9 or the limitation contained in Section 6.4. The Average Contribution Percentage for any Participant who receives no Company Contributions shall be zero. Company Contributions shall be taken into account if they are paid to the Trust during the Plan Year or paid to an agent of the Plan and transmitted to the Trust within a reasonable time after the end of the Plan Year.

A Company Contribution that is distributed to a Participant pursuant to Section 6.4 because it constitutes an Excess Amount shall not be taken into account in determining the Average Contribution Percentage.

If the Average Contribution Percentage for the HCE Group exceeds the percentage permitted under this Section 6.3, the amount of Company Contributions will be reduced in the following manner. The reduction in Company Contributions shall be effected by decreasing the amount of Company Contributions of the HCE with the highest dollar amount of Company Contributions until such HCE’s Company Contributions equal the dollar amount of the Company Contributions of the HCE with the next highest dollar amount thereof; provided however, that if a lesser reduction would suffice to permit the Average Contribution Percentage for the HCE Group to satisfy the limitation of this Section 6.3, the reduction shall be in such lesser amount. If the total amount of reductions pursuant to the preceding sentence hereof is less than the amount necessary to cause the Average Contribution Percentage to satisfy such limitation, then the step described in the preceding sentence shall be repeated. The dollar amount by which an HCE’s Company Contribution is reduced pursuant to this paragraph (an “Excess Aggregate Contribution”) shall be distributed in accordance with Section 10.12.

For purposes of this Section 6.3 only, “Company Contributions” means only Company Contributions made pursuant to Sections 5.2(a) and 5.2(b).

6.4    Limitation on Participant Allocations.

(a)    In General. Any other provision of the Plan notwithstanding, the Annual Addition with respect to a Participant for any Plan Year (which the Company hereby designates as the Plan’s limitation year) shall not exceed an amount equal to the lesser of $53,000 (or such larger amount as shall be in effect as a result of adjustment pursuant to Section 415(d) of the Code) or 100 percent of the Participant’s “415 safe-harbor compensation,” consisting of wages, salaries and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursements or other expense allowances under a nonaccountable plan (as described in Income Tax Regulations Section 1.62-2(c)), and excluding the following:

(i)	Employer contributions to a plan of deferred compensation that are not includible in the Employee’s gross income for the taxable year in which contributed, or employer contributions under a simplified employee pension plan, or any distributions from a plan of deferred compensation; provided, however, that “415 safe harbor compensation” shall include benefits under Section 132(f) of the Code and any salary reduction elected pursuant to Sections 125, 401(k), 403(b) or 408(k) of the Code;

(ii)	Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(iii)	Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(iv)	Other amounts that received special tax benefits.

(b)    Catch-Up Contributions Excluded. The limit on annual additions shall be applied without respect to catch-up contributions described in Section 4.5.

(c)    Correction of Failure. Any amount that would otherwise be allocated to the Account of any Participant but for the limitations set forth in this Section 6.4 (hereinafter referred to as the “Excess Amount”) shall be disposed of as follows.

(i)	Any Deferral Contribution by the Participant, together with income gain and loss attributable thereto to the extent that the return thereof would reduce the Excess Amount, shall be returned to the Participant. The Excess Amount shall be held in an unallocated suspense account to which investment gains and losses shall be allocated, and amounts shall be withdrawn from the suspense account and allocated as hereinafter set forth. If the Participant is entitled to participate in contributions by a Participating Company at the end of the succeeding Plan Year, then any remaining Excess Amount shall be reapplied to reduce contributions of a Participating Company under the Plan for such Plan Year (and for succeeding Plan Years) for him, so that in each such year the sum of actual Company contributions plus the reapplied amount of Company contributions shall equal the amount that would otherwise be allocated to the Participant’s Account. If the Participant is not entitled to participate in contributions by a Participating Company at the end of the succeeding Plan Year, then the Excess Amount shall be reapplied to reduce contributions of the Participating Companies for all remaining Participants. If the Plan is terminated while there remains an Excess Amount that cannot under the limitations of this Section 6.4 be allocated to the Accounts of any Participants, the Excess Amount shall be returned to the Company, notwithstanding any other provision hereof.

(ii)	In lieu of or in addition to the procedure described in clause (i) above, the Company may, if it so elects, reduce the contributions of the Participating Company to the Plan for allocation to the Account of the Participant in question, by the amount necessary to eliminate the Excess Amount.

Notwithstanding the preceding paragraph, any disposition of an Excess Amount shall be handled in a manner consistent with the Employee Plans Compliance Resolution System, as published in Rev. Proc. 2008-50, as amended and in effect from time to time, and any successor thereto.

6.5    Net Value of the Trust. The Trustee shall ascertain the net value of the Trust Fund on the basis of the fair market value of its assets and liabilities as of each Valuation Date.

6.6    Adjustment of Accounts. The balance of each Account of each Participant shall be adjusted as of each Valuation Date:

(a)    First, by reducing the balance of each Account by the aggregate amount of all distributions and withdrawals made from it since the immediately preceding Valuation Date;

(b)    Second, by increasing or decreasing the balance of the Account as necessary to reflect the current fair market value of the assets in which the Account is invested;

(c)    Third, by crediting the Deferral Contributions Account with any Deferral Contributions, and the Company Contributions Account with any Company Contributions, made for the benefit of the Participant for the period elapsed since the immediately preceding Valuation Date.

In adjusting each Account pursuant to subsection (b) above, the income, expenses, gain and loss (realized and unrealized) of the Trust Fund shall be allocated among the Accounts in proportion to the balances of such Accounts as of the immediately preceding Valuation Date, as reduced pursuant to subsection (a) above. Loans shall be considered investments directed by a Participant pursuant to Section 12.2. The amount loaned shall be charged solely against the Accounts of the Participant, and repaid amounts and interest shall be credited solely thereto. The Account of a Participant shall continue to be adjusted pursuant to this Section 6.6 until it has been distributed in its entirety.

6.7    Limitation of Participant’s Rights. Nothing contained in this Article 6 or elsewhere in the Plan shall be deemed to give any Participant any interest in any specific part of the Trust Fund or any interest other than his or her right to receive benefits in accordance with the applicable provisions of the Plan.

6.8    Forfeiture Accounts. Until sufficient time has passed in order that a determination can be made as to whether a Participant whose employment with the Affiliated Companies has terminated or has been curtailed has incurred five consecutive One-Year Breaks in Service, the Administrator or Trustee shall account separately for any portion of his or her

Company Contributions Account that may be forfeited in accordance with Article 9 as a result of the Participant’s severance of employment. A Forfeiture Account shall be maintained primarily for bookkeeping purposes, and the Trustee shall not be required to segregate assets in any such account for investment or otherwise. As of the end of the Plan Year in which the Forfeiture Account is forfeited in accordance with Section 9.4, and after the adjustments described in Section 6.6, the amount credited to a Forfeiture Account may be used as follows:

(a)    To pay administrative expenses of the Plan;

(b)    To restore contributions of returning Participants;

(c)    To make any positive adjustment of contributions and earnings thereon determined by the Administrator to be appropriate with respect to a Participant’s Account, including without limitation, an adjustment pursuant to Section 3.6 or 3.8; or

(d)    To reduce, but not below zero, the contributions described in Section 5.2 of the Participating Companies.

ARTICLE 7

RETIREMENT BENEFITS

7.1    Normal Retirement. A Participant’s Normal Retirement Date is the later of the date he or she attains age sixty-five or the date on which he or she completes two years as a Participant in the Plan.

7.2    Late Retirement. A Participant who has reached his or her Normal Retirement Date may remain as an Employee until the date he or she establishes with an Affiliated Company for his or her retirement. While any Participant continues to be an Employee, he or she shall have all the rights under the Plan that he or she would have had if he or she had not yet attained his or her Normal Retirement Date.

7.3    Early Retirement. A Participant’s Early Retirement Date shall be the earliest date upon which a Participant has both attained age fifty-five and completed two years as a Participant in the Plan.

7.4    Disability Retirement. If before his or her Normal Retirement Date a Participant becomes totally and permanently disabled, according to the applicable insurance policy provisions for determining whether the Participant is eligible for long-term disability benefits, he or she may thereupon retire.

7.5    Retirement Benefits. Any severance of employment with the Affiliated Companies by a Participant after satisfying the conditions of Section 7.1, 7.2, 7.3 or 7.4 shall be considered Retirement for purposes of the Plan. A Participant shall be entitled to benefits under the Plan to the extent of the credit balance of his or her Account as of the Valuation Date on which a distribution of benefits on account of his or her Retirement is made, adjusted to reflect contributions and forfeitures allocated and distributions made since the last Valuation Date and further adjusted, if necessary, to reflect loans, distributions, including deemed distributions, offsets and repayments pursuant to the loan program in Section 14.2. Benefits determined under this Article 7 shall be payable in accordance with Article 10.

ARTICLE 8

DEATH BENEFITS

8.1    Death of a Participant. If a Participant dies before he or she has a severance of employment, his or her Beneficiary shall be entitled to benefits under the Plan to the extent of the credit balance of his or her Account as of the Valuation Date on which a distribution of benefits on account of his or her death is made, adjusted to reflect contributions and forfeitures allocated and distributions made since the most recent prior Valuation Date, and further adjusted, if necessary, to reflect loans, distributions, including deemed distributions, offsets and repayments pursuant to the loan program in Section 14.2. If a Participant dies after leaving employment but before distribution to him or her of all of the benefits to which he or she is entitled under the Plan has been completed, his or her Beneficiary shall be entitled to the benefits the Participant would have received had he or she lived. In all other cases, benefits determined under this Article 8 shall be paid in a single lump sum.

8.2    Designation of Beneficiary. A Participant may designate a beneficiary or beneficiaries under the Plan by completing and delivering to the Administrator a form provided by the Administrator, and may revoke or revise any such designation by completing and delivering another such form, in which case the form bearing the later date that was last received by the Administrator shall control; provided, however, that a Participant’s designation of a Beneficiary other than his or her spouse shall not take effect unless either (a) the Participant’s spouse consents in writing to such designation, and the spouse’s consent acknowledges the effect of such designation and is witnessed by a notary public, or (b) it is established to the satisfaction of the Administrator that the Participant has no spouse, or that the spouse’s consent cannot be obtained because the spouse cannot be located, or because of such other circumstances as may be prescribed in regulations pursuant to Section 417 of the Code. No such designation shall be effective unless filed with the Administrator before the death of the Participant. The marriage of a Participant shall revoke any designation of Beneficiary made before the marriage, and the divorce of a Participant shall revoke any designation of such person’s former spouse as a Beneficiary except as otherwise provided in a Qualified Domestic Relations Order.

8.3    Distribution in Case No Beneficiary Designated or Surviving. If no Beneficiary has been properly designated or if no designated Beneficiary survives a deceased Participant the benefits otherwise distributable to the deceased shall be paid to the person (or if the class consists of more than one person, in equal shares to each of the persons) in the first of the following classes:

(a)    Participant’s surviving spouse;

(b)    Participant’s surviving issue, by right of representation; or

(c)    Participant’s estate;

provided, however, that as a condition to payment, the Administrator may require such receipts, releases, indemnity agreements, waivers, proofs and other documents as it may deem necessary or desirable.

8.4    Death of a Beneficiary. Unless otherwise specified in the form of designation of Beneficiary, in the event of the death of a Beneficiary who has become entitled to receive benefits under the Plan, any benefits remaining to be paid to the deceased Beneficiary shall be paid to his or her estate.

ARTICLE 9

SEVERANCE BENEFITS

9.1    Severance Benefit. If a Participant severs from employment with the Affiliated Companies for any reason other than death or Retirement, he or she shall be entitled to a severance benefit under the Plan in an amount equal to the vested portion of his or her Account as determined under Section 9.2. The credit balance of his or her Account shall be determined as of the Valuation Date on which a distribution of benefits occurs, adjusted to reflect contributions and forfeitures allocated and distributions made since the most recent prior Valuation Date, and further adjusted, if necessary, to reflect loans, distributions, including deemed distributions, offsets and repayments pursuant to the loan program in Section 14.2. Any severance benefit determined under this Article 9 shall be payable in accordance with Article 10, except that benefits shall not be payable in the form of a series of substantially equal annual (or more frequent) installments in accordance with Section 10.1 unless the Participant elects to defer payment of the severance benefit until he or she attains his or her Normal Retirement Date.

9.2    Vested Balance.

(a)    Each of a Participant’s Deferral Contributions Account, Roth Elective Deferrals Account, Rollover Account, Roth Rollover Account and Securities Plan Benefits Account, as applicable, shall be fully vested at all times.

(b)    Unless a Participant’s Company Contributions Account has become fully vested on account of his or her death or Retirement, a Participant shall fully vest in his or her Company Contributions Account when he or she has been credited with two Years of Service (or, effective January 1, 2011, two Years of Credited Service); provided, however, that a Participant whose Employment Commencement Date is after December 31, 2001 shall vest in his or her Company Contributions Account in accordance with the following schedule:

Years of Service/Years of Credited Service	Vested Percentage
Less than 1	0%
1	25%
2	50%
3	75%
4 or more	100%

(c)    Notwithstanding any provisions of the Plan to the contrary, any Participant who was terminated as a result of the closing of the Private Wealth Management Group shall vest in his or her Company Contributions Account twenty-five percent if he or she has less than one Year of Service (or, effective January 1, 2011, one Year of Credited Service) and 100 percent after he or she has been credited with one Year of Service (or, effective January 1, 2011, one Year of Credited Service).

9.3    Years of Service and Years of Credited Service. The number of Years of Service and Years of Credited Service to be credited to a Participant shall be determined as follows.

(a)    General Rule. An Employee (whether or not he or she is a Participant for the Plan Year) or Leased Employee shall be credited with one Year of Service for each Plan Year during which he or she is credited with at least 1,000 Hours of Service.

(b)    Returned Employees. In the case of a Participant who incurs one or more consecutive One-Year Breaks in Service and then returns to employment, the following rules shall apply:

(i)	In determining the vested portion of the Company Contributions Account of the Participant attributable to Company Contributions and forfeitures occurring before the One-Year Break in Service, the Participant’s Years of Service (or, effective January 1, 2011, Years of Credited Service) after the One-Year Break in Service shall be included, unless the Participant incurred at least five consecutive One-Year Breaks in Service.

(ii)	In the case of a Participant who returns to employment with a Participating Company following five consecutive One-Year Breaks in Service, subaccounts shall be maintained with respect to the portions of his or her Company Contributions Account that accrued prior to and subsequent to such One-Year Breaks in Service until all such subaccounts become fully vested.

(c)    Transition Rules. Effective January 1, 2011, Employees shall be credited with Years of Credited Service as follows:

(i)	A number of years equal to the number of Years of Service credited to the Employee before January 1, 2011; and

(ii)	The greater of (A) the period of service that would be credited to the Employee under the elapsed time method for his or her service during the entire computation period in which the transfer occurs or (B) the service taken into account under the Year of Service method as of the date of the transfer.

(iii)	In addition, an Employee shall receive credit for service subsequent to the transfer commencing on the day after the last day of the computation period in which the transfer occurs.

9.4    Disposition of Forfeitures. When a Participant whose Account has not become fully vested in accordance with Section 9.2 severs from employment with the Affiliated Companies for any reason other than death or Retirement, or incurs a One-Year Break in Service without a severance of employment, the portion of his or her Company Contributions Account that is not then vested shall be credited to a Forfeiture Account as described in Section 6.8, and the Forfeiture Account shall be disposed of as follows.

(a)    If a Former Participant receives no distribution with respect to his or her Company Contributions Account, and he or she returns to employment with an Affiliated Company before he or she has incurred five consecutive One-Year Breaks in Service, the amount credited to his or her Forfeiture Account shall thereupon be restored to his or her Company Contributions Account. The amount to be restored shall be determined as if the Forfeiture Account had been invested throughout the Participant’s absence in a money market fund offered as an investment option under the Plan or a similar short-term fixed income investment.

(b)    If a Former Participant receives a distribution of the vested portion of his or her Company Contributions Account, and he or she returns to employment with an Affiliated Company before he or she has incurred five consecutive One-Year Breaks in Service, the amount credited to his or her Forfeiture Account shall be restored to his or her Company Contributions Account only if he or she repays to the Trustee the full amount of his or her distribution, before the date on which he or she incurs five consecutive One-Year Breaks in Service. The amount to be restored shall be determined as if the Forfeiture Account had been invested throughout the Participant’s absence in a money market fund offered as an investment option under the Plan or a similar short-term fixed income investment.

(c)    If a Former Participant who receives no distribution or deemed distribution does not return to employment with an Affiliated Company before he or she incurs five consecutive One-Year Breaks in Service, the nonvested portion of his or her Account balance shall be irrevocably forfeited and the related forfeiture will be reallocated to the Forfeiture Account as of the last day of the Plan Year that constitutes his or her fifth consecutive One-Year Break in Service.

(d)    The Company may direct that the amount credited to a Participant’s Forfeiture Account be reallocated among the Accounts of other Participants as of the end of a Plan Year before the Participant has incurred five consecutive One-Year Breaks in Service, provided that the Forfeiture Account continues to be maintained on the books of the Plan and remains subject to the restoration rules described in subsections (a) and (b).

(e)    The amount necessary to restore any Participant’s Account shall be derived: first from the net earnings, if any, of Forfeited Accounts during the Plan Year; second from the amounts of any Forfeiture Accounts that the Company has released for reallocation as of the end of the Plan Year; and finally, to the extent of any deficiency, from supplementary contributions of the Participating Companies pursuant to the last sentence of Section 5.1. In no event shall the amount restored to a Participant’s Account be less than the amount credited to the Account when a Forfeiture Account was established for the Participant.

9.5    Severance Benefits in Certain Cases. In applying the provisions of Section 9.2 to a Participant who has received a severance benefit under Section 9.1 or a hardship distribution pursuant to Section 10.9 with respect to his or her Company Contributions Account on account of a prior severance of employment wherein, for any reason, the Participant did not incur five consecutive One-Year Breaks in Service, the vested amount remaining in such Account at any time shall be determined in accordance with the formula:

Vested Amount = P(AB + D) - D

where: (a) P equals the vested percentage at the relevant time; (b) AB is the credit balance of his or her Company Contributions Account as of the appropriate Valuation Date; and (c) D is the amount previously distributed. The amount of severance benefit distributable to a severed Participant in accordance with the preceding sentence shall be reduced by any distribution to him or her since the appropriate Valuation Date.

ARTICLE 10

DISTRIBUTION OF BENEFITS

10.1    Time and Manner of Distribution of Retirement and Severance Benefits. Distribution of Retirement benefits shall be made not later than the sixtieth day following the close of the Plan Year in which a Participant’s Retirement occurs, unless he or she elects to postpone distribution until a date that satisfies the requirements of Section 10.2; provided, however, that the failure of a Participant to consent to a distribution of benefits shall be deemed an election to postpone benefit distributions until the Participant’s Normal Retirement Date as defined in Section 7.1. Subject to Section 10.2, a Participant’s severance benefit distribution shall be made not later than the sixtieth day after the close of the Plan Year in which the Participant’s employment with the Affiliated Companies severs, provided that one of the following circumstances exists:

(a)    As of the Valuation Date next preceding the distribution, the value of the Participant’s Account did not exceed $5,000; or

(b)    The Participant has consented to the making of the distribution.

In any other circumstances, the distribution shall be made not later than the sixtieth day after the close of the Plan Year in which occurs the earliest of the Administrator’s receipt of the Participant’s consent to making a distribution, Normal Retirement Date or death; provided, however, that the failure of a Participant to consent to a distribution of benefits shall be deemed to be an election to postpone benefit distributions until such time as distributions are required pursuant to Section 10.2.

Except as otherwise provided by Schedules A or B, benefits on account of Retirement shall be distributed in cash or kind, in either of the following manners, as elected by the Participant:

(a)    A lump sum; or

(b)    A series of substantially equal annual (or more frequent) installments over either five or ten years.

A distribution to which Sections 401(a)(11) and 417 of the Code do not apply may commence less than thirty days after the notice required under Income Tax Regulations Section 1.411(a)-11(c) is given, provided that the Administrator informs the distributee that he or she has a right to a period of at least thirty days after receiving the notice to consider whether or not to elect a distribution and, if so, what form of distribution, and the Participant thereafter affirmatively elects a distribution.

Notwithstanding any provisions of the Plan to the contrary, if the value of the Participant’s Account does not exceed $5,000, distribution shall be made automatically in a lump sum; provided, however, that in the event of a mandatory distribution greater than $1,000 in accordance with the provisions of this Section 10.1, if the Participant does not elect to have such distribution paid directly to an Eligible Plan specified by the Participant in a direct rollover or to receive the distribution directly in accordance with this Section 10.1, then the Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Administrator.

10.2    Minimum Distribution Requirements. In the event of his or her Retirement or other severance of employment during his or her lifetime, a Participant may postpone the commencement of benefit distributions until any date that meets the requirements stated in Section 10.3. Distributions must in all events satisfy the minimum distribution requirements in Section 401(a)(9) of the Code and any proposed, temporary or final regulations promulgated thereunder.

The entire interest of a Participant must be distributed, or begin to be distributed, no later than the Participant’s required beginning date, determined as follows.

(a)    General Rule. The required beginning date of a Participant is the first day of April of the calendar year following the later of the calendar year in which the Participant attains age seventy and one-half or the calendar year in which the Participant’s Retirement occurs.

(b)    Former Participants and five-percent owners. The required beginning date of a Former Participant or a Participant who is a five-percent owner is the first day of April following the calendar year in which the employee attains age seventy and one-half. A Participant is treated as a five-percent owner for purposes of this Section 10.2 if he or she is a “5-percent owner” as defined in Section 416(i) of the Code at any time during the Plan Year ending within the calendar year in which he or she attains age seventy and one-half.

10.3    Minimum Distribution Rules. Distributions made to satisfy the requirements of this Section 10.3 shall be made from all Accounts on a pro rata basis.

(a)    General Rules.

(i)	Precedence. The requirements of this Section will take precedence over any inconsistent provisions of the Plan.

(ii)	Requirements of Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the regulations under Section 401(a)(9) of the Code.

(iii)	Funding Hierarchy. Distributions made to satisfy the requirements of this Section 10.3 shall be made from Accounts using a hierarchy determined by the Administrator.

(iv)	2009 RMD Waiver. Notwithstanding any provision herein to the contrary, no required minimum distribution shall be necessary with respect to the 2009 Plan Year or any other Plan Year for which required minimum distributions are waived under the Code and, if such waiver is elective with respect to the Plan, has been agreed to by the Administrator. To the extent a Participant or Beneficiary elects to receive an amount that would otherwise have been a required minimum distribution (but for the preceding sentence), a direct rollover of such amount shall (if permitted by applicable guidance) be available pursuant to Sections 10.6 and 10.7 and such amount shall be treated as an Eligible Distribution.

(b)    Time and Manner of Distribution.

(i)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(ii)	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)	If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age seventy and one-half, if later.

(B)	If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)	If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)	If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 10.3(b), other than Section 10.3(b)(i), will apply as if the surviving spouse were the Participant.

For purposes of this Section 10.3(b) and Section 10.3(d), unless Section 10.3(b)(ii)(D) applies, distributions are considered to begin on the Participant’s required beginning date. If Section 10.3(b)(ii)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 10.3(b)(ii)(A).

(iii)	Forms of Distribution. Unless the Participant’s interest is distributed in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 10.3(c) and 10.3(d).

(c)    Required Minimum Distributions During Participant’s Lifetime.

(i)	Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(ii)	the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Income Tax Regulations Section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(A)	if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Income Tax Regulations Section 1.401(a)(9)-9, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(iii)	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 10.3(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(d)    Required Minimum Distributions After Participant’s Death.

(i)	Death On or After Date Distributions Begin.

(A)	Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(B)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(C)	If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(D)	If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(E)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)	Death Before Date Distributions Begin.

(A)	Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section 10.3(d)(i).

(B)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 10.3(b)(ii)(A), this Section 10.3(d) will apply as if the surviving spouse were the Participant.

(e)    Definitions.

(i)	Designated beneficiary. The individual who is designated as the beneficiary under Section 8.2 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Income Tax Regulations Section 1.401(a)(9)-1, Q&A-4.

(ii)	Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 10.3(b)(ii). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(iii)	Life expectancy. Life expectancy as computed by use of the Single Life Table in Income Tax Regulations Section 1.401(a)(9)-9.

(iv)	Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(v)	Required beginning date. The date specified in Section 10.2 of the Plan.

10.4    Time and Manner of Distribution of Death Benefits. In the event of the death of a Participant who has not received any distribution of benefits, distribution of benefits to his or her Beneficiary shall be made promptly after his or her death, and in no event later than the sixtieth day following the close of the Plan Year in which his or her death occurs. Distribution shall be made in a lump sum. If the Beneficiary of a deceased Participant who had not received any distribution of benefits from the Plan at the time of his or her death is his or her surviving spouse, and the surviving spouse dies before payment of benefits from the Plan commences, then the rules stated in this Section 10.4 shall apply as though the surviving spouse were the Participant.

10.5    Elective Distribution after Attainment of Age Fifty-Nine and One-half. A Participant who continues in employment after reaching age fifty-nine and one-half may at his or her election receive one or more single sum distributions from his or her vested Account. The election to receive such a distribution shall be made in a form acceptable to the Administrator, and delivered to the Administrator. A distribution pursuant to this Section 10.5 may not be repaid to the Plan.

10.6    Notice of Death, Retirement or Severance of Employment. As soon as possible after the death, Retirement or other severance of employment of a Participant, the Administrator shall deliver to the Trustee a notice specifying the name and address of the Participant (including, if applicable, any designated or contingent Beneficiary) who is entitled to receive benefits under the Plan, the time such benefits are to be paid, and the medium of payment.

10.7    Direct Rollover Distributions.

(a)    Notwithstanding any other provision of the Plan, an Eligible Recipient may elect, at the time and in the manner prescribed by the Administrator, to have all or any portion of an Eligible Distribution paid to an Eligible Plan specified by the Eligible Recipient.

(b)    Definitions.

(i)	“Eligible Distribution” means any distribution from the Plan to an Eligible Recipient, to the extent that it is includible in the Eligible Recipient’s gross income (or would be includible but for the exclusion of net unrealized appreciation in employer securities), and is not required under Section 401(a)(9) of the Code, unless the distribution is one of a series of substantially equal periodic payments made no less frequently than annually over a specified period of ten or more years, or the life or life expectancy of an Eligible Recipient or the joint lives or joint life expectancies of the Eligible Recipient and a designated beneficiary, or any portion of any distribution that is applied as a loan payment offset under the loan program referred to in Section 14.2.

Any amount that is distributed on account of hardship shall not be an Eligible Distribution and the distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan. A portion of a distribution shall not fail to be an Eligible Distribution merely because the portion consists of after-tax employee contributions that are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a Tax-Qualified Retirement Plan or an arrangement described in Section 403(a) or 403(b) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of the distribution that is includible in gross income and the portion of the distribution that is not so includible.

(ii)

“Eligible Plan” means any of the following that agrees to accept an Eligible Recipient’s Eligible Distribution: an individual retirement account described in Section 408(a) of the Code; an individual retirement annuity described in Section 408(b) of the Code; and, for any Eligible Recipient other than a Participant’s surviving spouse, a Tax-Qualified Retirement Plan or a qualified annuity described in Section 403(a) of the Code.

An Eligible Plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a Qualified Domestic Relation Order. An Eligible Plan shall also mean an applicable retirement plan described in Section 402A(e)(1) of the Code or a Roth IRA within the meaning of Section 408A of the Code, to the extent the rollover is permitted under Sections 402(c) and 408A(e) of the Code. An Eligible Plan shall also mean, effective after December 18, 2015, a SIMPLE IRA described in Section 408(p) of the Code to the extent the Eligible Distribution is made after the two-year period described in Section 72(t)(6) of the Code.

(iii)	“Eligible Recipient” means a Participant, a Former Participant, the surviving spouse of a deceased Participant or Former Participant or an alternate payee under a Qualified Domestic Relations Order who is either the spouse or former spouse of a Participant or Former Participant

10.8    Distribution under Qualified Domestic Relations Order. If the Administrator determines that the Plan has received a Qualified Domestic Relations Order with respect to a Participant’s Account, distributions shall be made in accordance with the requirements of the Qualified Domestic Relations Order, notwithstanding that the Qualified Domestic Relations Order provides for payments to an alternate payee before the Participant reaches the “earliest retirement age” within the meaning of Section 414(p)(4)(B) of the Code, and before any distribution other than a hardship distribution may be made to the Participant pursuant to the Plan.

10.9    Hardship Distributions. The Administrator may instruct the Trustee to distribute to a Participant who is experiencing hardship due to an immediate and heavy financial need the amount necessary to satisfy that need, but not more than the sum of (a) the credit balance of his or her Deferral Contributions Account as of December 31, 1988 and (b) the aggregate amount of his or her Deferral Contributions made after December 31, 1988, as of the Valuation Date on which the distribution is made, adjusted as necessary to reflect contributions allocated and distributions made since the most recent prior Valuation Date and further adjusted, if necessary, to reflect loans, distributions, including deemed distribution offsets, and repayments pursuant to the loan program in Section 14.2. No hardship distribution may be made that would impair the collateral of the Trustee for a loan to a Participant. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution. For purposes of this Section 10.9, a distribution will be considered to be made on account of an immediate and heavy financial need only if it is made on account of:

(i)	Costs directly related to the purchase of a dwelling unit to be used as a principal residence of the Participant (excluding mortgage payments);

(ii)	Payment of tuition and related educational fees for the next twelve months of post-secondary education for the Participant, his or her spouse, children, dependents or Beneficiary;

(iii)	Expenses for medical care described in Section 213(d) of the Code previously incurred by the Participant, his or her spouse, children, dependents and Beneficiary, or necessary for these persons to obtain such care;

(iv)	Payments for funeral or burial expenses for the Participant’s deceased parent, spouse, child, dependent or Beneficiary;

(v)	Expenses to repair damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Section 165 of the Code (determined without regard to whether the loss exceeds ten percent of adjusted gross income);

(vi)	Payment necessary to prevent the eviction of the Participant from his or her principal residence or the foreclosure of a mortgage on the Participant’s principal residence; or

(vii)	Such additional circumstances as may be announced from time to time by the Secretary of the Treasury in rulings of general application pursuant to the Income Tax Regulations issued under Section 401(k) of the Code.

A distribution will be considered necessary to satisfy an immediate and heavy financial need if:

(A)	The Participant who requests a distribution pursuant to this Section has obtained all other distributions and nontaxable loans, if any, available to him or her under all Tax-Qualified Retirement Plans maintained by the Affiliated Companies;

(B)	The Participant is not permitted to make Deferral Contributions or contributions to any other plan(s) maintained by the Affiliated Companies for at least six months after receipt of the hardship distribution;

(C)	In the period of six calendar months immediately following the distribution; and

(D)	The distribution is not in excess of the amount of the immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes and penalties reasonably anticipated to result from the distribution).

10.10    Distribution of Excess Deferral Amounts. Notwithstanding any other provision of the Plan, Excess Deferral Amounts and income or loss allocable thereto (including all earnings, expenses and appreciation or depreciation in value, whether or not realized) shall be distributed no later than each April 15 to Participants who claim Excess Deferral Amounts for the preceding calendar year. Any such distribution shall be made from the Deferral Contributions Account and shall include a pro rata portion of the Participant’s Roth Elective Deferrals, if any.

“Excess Deferral Amount” means the amount of Deferral Contributions for a calendar year that the Participant designates to the Plan pursuant to the following procedure. The Participant’s designation: shall be submitted to the Administrator no later than March 1; shall specify the Participant’s Excess Deferral Amount for the preceding calendar year; and shall be accompanied by the Participant’s statement that if the Excess Deferral Amount is not distributed, it will when added to amounts deferred under other plans or arrangements described in Section 401(k), 408(k) or 403(b) of the Code exceed the limit imposed on the Participant by Section 402(g) of the Code for the year in which the deferral occurred. In the event that any Participant’s Deferral Contributions for a Plan Year, without reference to any amount deferred by the Participant under any other plan, exceed the limit imposed by Section 402(g) of the Code for the Plan Year in which the Deferral Contributions were made, the Participant will be deemed to have designated the amount of that excess as an Excess Deferral Amount.

The income or loss allocable to an Excess Deferral Amount for the preceding calendar year shall be determined by:

(a)    Multiplying the income or loss allocated to the Participant’s Deferral Contributions Account for the preceding calendar year by a fraction, the numerator of which is the Excess Deferral Amount and the denominator of which is the balance of the Participant’s Deferral Contributions Account without regard to any income or loss occurring during the preceding calendar year; or

(b)    Any other reasonable method that is actually used by the Plan for allocating income and loss to Participants’ Accounts, provided that the method does not violate Section 401(a)(4) of the Code, and is used consistently for all Participants and for all corrective distributions with respect to a given Plan Year.

Excess Deferral Amounts shall not be adjusted for income or loss up to the date of distribution but rather only through the end of the preceding calendar year.

10.11    Distribution of Excess Contributions. Notwithstanding any other provision of the Plan, Excess Contributions and income or loss allocable thereto (including all earnings, expenses and appreciation or depreciation in value, whether or not realized) shall be distributed no later than the last day of each Plan Year to Participants on whose behalf such Excess Contributions were made for the preceding Plan Year.

The income or loss allocable to Excess Contributions allocated to each Participant is the sum of income or loss allocated to the Participant’s Deferral Contributions Account for the Plan Year multiplied by a fraction, the numerator of which is the Excess Contributions for the year and the denominator of which is the balance of the Participant’s Deferral Contributions Account without regard to any income or loss occurring during such Plan Year.

Excess Contributions shall not be adjusted for income or loss up to the date of distribution (the “gap period”) but rather only through the end of the preceding calendar year.

Amounts distributed under this Section shall not exceed a Participant’s Deferral Contributions.

10.12    Distribution of Excess Aggregate Contributions. Notwithstanding any other provision of the Plan, Excess Aggregate Contributions and income or loss allocable thereto (including all earnings, expenses and appreciation or depreciation in value, whether or not realized) shall be distributed no later than the last day of each Plan Year to the Participants to whose accounts excess Company Contributions were allocated for the preceding Plan Year.

The income or loss allocable to Excess Aggregate Contributions allocated to each Participant is the sum of income or loss allocated to the person’s Participant’s Company Contributions Account for a relevant period multiplied by a fraction, the numerator of which is the Excess Aggregate Contributions in the Participant’s Account for the year and the denominator of which is the balance of the Participant’s Company Contributions Account without regard to income or loss occurring during such Plan Year.

Excess Aggregate Contributions shall not be adjusted for income or loss up to the date of distribution (the “gap period”) but rather only through the end of the preceding calendar year.

10.13    Withdrawals from Rollover and After-Tax Accounts and of Certain Matching Contributions. Subject to such reasonable and nondiscriminatory rules as the Administrator may establish from time to time to facilitate administration of the Plan, a Participant or Beneficiary may, by giving notice to the Administrator of his or her intention to withdraw, at any time and from time to time, withdraw all or any part of his or her Rollover Account, Roth Rollover Account or any after-tax Account that was transferred from the BBL Plan or from the ING Americas Savings Plan and ESOP. A distribution of all or any part of a Rollover Account or Roth Rollover Account shall be made in accordance with the provisions of this Article 10. Any employer matching contribution transferred from the ING Americas Savings Plan and ESOP may be withdrawn under this Section after two years have expired from the date of such contribution. The Administrator shall direct the Trustee to make the distribution requested by the Participant or Beneficiary as promptly as practicable.

10.14    Distributions upon Plan Termination. The balances of Participants’ Accounts, including Deferral Contributions and income attributable thereto, may be distributed to Participants or their Beneficiaries as soon as administratively feasible after the termination of the Plan, provided that neither the Company nor an Affiliated Company maintains a successor plan.

10.15    Cessation of Interest. The interest in the Plan and Trust of a Participant or Beneficiary shall cease upon the delivery to him or her of a lump sum distribution or the sum of all installments, as required by the Administrator in its notice.

10.16    Missing Persons. If a person entitled to benefits under the Plan cannot be located after diligent search by the Administrator or the Trustee and the whereabouts of such person continues to be unknown for a period of three years, the Administrator or Trustee may determine that such person has died, whereupon his or her benefits shall be distributed to the Beneficiary determined in accordance with Article 8, or if no such Beneficiary can be determined or located after reasonable efforts, the Administrator may determine that such benefits are forfeited and the amount thereof shall be allocated as provided in Section 5.2(c); provided, however, that such benefits shall be restored upon the filing of a claim by the Participant or Beneficiary within the time prescribed by applicable law or regulations.

10.17    Mailing of Benefits. Whenever the Trustee is directed to make payment or delivery of benefits in accordance with a notice of the Administrator, mailing a check in the appropriate amount to the person or persons entitled thereto at the address designated in such notice shall be adequate delivery by the Trustee for all purposes.

10.18    Minors and Incompetents. In the event that any benefit hereunder becomes payable to a minor or to a person under legal disability or to a person not judicially declared incompetent but who, by reason of illness or mental or physical disability, is, in the opinion of the Administrator, unable properly to administer such benefit, then the same shall be paid out in such of the following ways as the Administrator deems best, and the Trustee, the Administrator, the Company and any Participating Company shall not incur any liability therefor: (a) directly to such person; (b) to the legally appointed guardian or conservator of such person; (c) to some relative or friend for the care and support of such person; or (d) by the Administrator’s using such benefit directly for such person’s care and support.

10.19    Beneficiary Rollover. All or a portion of the Account of a deceased Participant may, at the election of the Beneficiary, be directly transferred to an individual retirement account maintained in the name of the Participant for the benefit of the Beneficiary, all in accordance with Section 402(c)(11) of the Code.

ARTICLE 11

ADMINISTRATION OF THE PLAN

11.1    Appointment of Administrator. The Company may appoint one or more individuals, firms, corporations or other entities to be the Administrator of the Plan, and the Company may, at any time and from time to time, remove such person(s) as Administrator, with or without cause. If the Company determines that the Administrator shall be a committee of individuals, it shall appoint such a committee (the “Committee”) to consist of two or more persons who may, but need not be, Employees, and who may be Trustees. A member of the Committee may be removed by the Company at any time with or without cause. Vacancies in the Committee may be filled by the Company. The Administrator or a member of the Committee may resign at any time by filing notice thereof with the Company. Each member of the Committee shall serve until such time as he or she dies, resigns, or is removed by the Company. In the absence of any action by the Company to appoint an Administrator as herein set forth, the Company shall be the Administrator of the Plan.

11.2    Powers and Duties of Administrator; Administrator Not to Act in Discriminatory Manner. The Administrator shall constitute the “named fiduciary” and the “administrator” with respect to the Plan as such terms are defined in ERISA, and in such capacities he or she or it shall have authority to control and manage the operation and administration of the Plan. The Administrator shall have the powers and duties specified in the Plan and, not in limitation but in amplification of the foregoing, shall have discretionary authority to construe the Plan and the Trust Agreement and to determine all questions and to make all necessary factual determinations with respect to all issues arising thereunder, including particular questions submitted by the Trustee on all matters necessary for it properly to discharge its duties, powers and obligations.

The Administrator may employ such accountants, counsel, specialists and other persons as it deems necessary or desirable in connection with the administration of this Plan. To the extent permitted by ERISA, the Administrator may delegate any of its fiduciary responsibilities or other duties or responsibilities to such persons as the Administrator deems appropriate.

The Administrator may correct any defect, supply any omission, reconcile any inconsistency and adopt such rules and procedures with respect to the administration of this Plan in such manner and to such extent as it may deem necessary and expedient to carry out the Plan. The rules and decisions of the Administrator made in good faith upon any matter within the scope of its authority shall be final and binding upon all parties, but the Administrator at all times shall make similar decisions on similar questions involving similar circumstances, and the Administrator shall not act in such a manner as to discriminate in favor of Highly Compensated Participants.

The Administrator and every person who handles assets of the Plan shall be covered by a fidelity bond meeting the requirements of Section 412 of Title I of ERISA.

11.3    Notification of Trustee. The Company shall from time to time notify the Trustee of the name of the Administrator (or names in the case of a Committee) and of changes thereof, and the Trustee may act in full reliance upon the last such notice received.

11.4    Committee Procedures; Chairman and Secretary. In the event that the Company appoints a Committee as Administrator, the Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. Any act that the Plan or the Trust Agreement authorizes or requires the Administrator to do may be done by a majority of the members of the Committee serving at the time. The action of the majority of the members of the Committee expressed either by a vote at a meeting or in writing without a meeting shall constitute the action of the Administrator and shall have the same effect for all purposes as if assented to by all of the members of the Committee at the time in office. A member of the Committee who is a Participant or Former Participant under the Plan shall not vote on any question relating exclusively to himself.

The Committee may from time to time elect one of its members as Chairman. The Administrator shall appoint a Secretary to the Committee, who may be either a member of the Committee or a nonmember approved by the Company. The Chairman and Secretary shall hold their respective offices until their successors are elected, or until the officer in question sooner dies, resigns, is removed from office or replaced by the action of the Administrator, or, in the case of a Chairman, becomes disqualified by ceasing to be a member of the Committee. A Chairman of the Committee shall have such powers and duties as are commonly incident to such office, including without limitation, the powers and duties enumerated in any bylaws established by the Committee, the power and duty to preside at all meetings of the Committee, to prepare an agenda for all such meetings (and for actions to be taken without a meeting) and such other powers and duties as the Committee may from time to time designate. The Secretary shall keep a record of all meetings of the Committee and actions taken by the Committee without a meeting.

By vote of its members, the Committee may authorize any one or more of its members or the Secretary to execute any document or documents on its behalf and to execute any instructions and notices of the Administrator, including instructions and notices to the Trustee pursuant to the Trust Agreement. Promptly after the meeting (or action without a meeting) at which one or more persons are authorized to execute any such documents, instructions or notices to the Trustee, the members of the Committee shall furnish the Trustee with a certificate as to the designation of the person so authorized by the Administrator.

11.5    Administrator to Keep Accurate Records. The Administrator shall keep accurate records and minutes of its proceedings and actions with respect to the Plan. It shall also maintain, or cause to be maintained, accounts showing the operation and condition of the Trust Fund and shall keep, or cause to be kept, in convenient form such data as may be necessary for the valuation of the assets and liabilities of the Plan. The Administrator shall prepare or cause to be prepared and distributed to Employees and other individuals or filed with the appropriate government agencies, as the case may be, all necessary descriptions, reports, information and data required pursuant to the Code, ERISA and any other applicable laws.

11.6    Reliance on Specialists. Neither any Company, its officers, directors or employees, the Administrator nor the Trustee shall be responsible for any reports furnished by any specialist retained or employed by the Administrator but they shall be entitled to rely thereon as well as on certificates furnished by an accountant, and on all opinions of counsel. Each Company, its officers, directors and employees, the Administrator and the Trustee shall be fully protected with respect to any action taken or suffered by them in good faith in reliance upon such specialist, accountant or counsel, and all actions taken or suffered in such reliance shall be conclusive upon each of them and upon all Employees, Participants, Beneficiaries and any other persons interested hereunder and under the Trust Agreement.

11.7    Compensation; Liability. The Administrator shall be entitled to reimbursement for its reasonable expenses incurred hereunder. Individuals serving as Administrator (or as a member of a Committee designated as Administrator) who are also full-time Employees shall not be compensated for their services as Administrator, save as their compensation as Employees may be such compensation. Other individuals, firms or corporations serving as Administrator shall be entitled to reasonable compensation for their services as such. The Company will indemnify the Administrator (or any member of a Committee designated as Administrator) who is also an Employee against all liability occasioned by any act or omission to act, provided that the Administrator (or the Committee and such member) act in good faith. The Company shall be entitled to defend or maintain either in its own name or in the name of the Administrator or any member thereof any suit or litigation arising hereunder with respect to the Administrator or any member thereof, and may employ its own counsel for such purpose. Except as may be required by ERISA, no bond or other security shall be required of the Administrator for the faithful performance of its duties hereunder, and no member of the Committee shall incur any liability except for his or her own willful misfeasance or default.

11.8    Elections, Requests, and Designations. The Administrator may establish or change a standard form of request for any election, request or designation that may be made by a Participant or Beneficiary under this Plan, and any such election, request or designation shall be valid only when made on such form (or such alternative form as is acceptable to the Administrator) and filed with the Administrator or some other person or persons designated by the Administrator for that purpose.

11.9    Claims Procedure.

(a)    If a Participant or Beneficiary (a “Claimant”) asserts a right to any benefit under the Plan that he or she has not received, he or she must file a claim for the benefit with the person or persons designated by the Administrator (which must be a person or persons other than the Administrator). If the claim is wholly or partially denied, notice shall be provided to the Claimant within a reasonable period of time, but no more than ninety days of the receipt of the claim application, and the notice shall state:

(i)	The specific reasons for the denial of the claim;

(ii)	The specific references to pertinent provisions of the Plan on which the denial is based;

(iii)	A description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and

(iv)	An explanation of the Plan’s claims review procedure, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

(b)    A Claimant whose application for benefits is denied may request a full and fair review of the decision denying the claim within sixty days after receipt of the notice of the denial. The Claimant:

(i)	May request a hearing by the Administrator upon written application to the Administrator;

(ii)	Shall have reasonable access to, and copies of, upon request and free of charge, all documents, records and other information relevant to the Claimant’s claim; and

(iii)	May submit written comments, documents, records and other information relating to the claim.

(c)    A decision on review shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The decision of the Administrator shall be made promptly and not later than sixty days after the receipt by the Administrator of a request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case the Claimant will be so notified of the extension and the reason for the extension, and a decision shall be rendered as soon as possible, and not later than 120 days after the receipt of the request for review. If an extension is required due to a failure by the Claimant to submit information necessary to decide a claim, the time period for completing the review shall be tolled from the date on which notification of the extension is sent until the date on which the Claimant responds to the request for additional information.

(d)    The decision shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the Claimant and specific reference to the pertinent provisions of the Plan on which the decision is based. The decision shall also include a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant’s claim, along with a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

(e)    The Administrator shall have discretionary authority to interpret and apply the provisions of the Plan with respect to, and to make any factual determination in connection with, any benefit claim.

ARTICLE 12

TRUSTEE

12.1    Trust Agreement. The Trust Agreement is incorporated herein by this reference.

12.2    Investment of Trust Fund. The Trustee shall invest the assets of the Trust Fund in accordance with the provisions of the Trust Agreement and this Section 12.2.

(a)    Pursuant to such rules as the Administrator may establish, a Participant or Beneficiary may direct the Trustee to invest amounts contributed for his or her Account in any one or more investment media approved or announced from time to time by the Administrator as being available under the Plan, including loans to Participants as provided pursuant to Section 14.2. The Administrator may, in its discretion, permit such elections to be in writing or by telephone with a representative or a voice response unit or through the Internet or other electronic means.

(b)    The Administrator shall from time to time establish and announce reasonable rules and regulations concerning the number of investment media into which a Participant or Beneficiary may direct that portions of any single contribution be invested, the minimum dollar amount that may be invested in any single medium, the intervals at which a Participant or Beneficiary may change his or her investment directions as to future contributions and the intervals at which a Participant or Beneficiary may change his or her directions as to the future investment of amounts then credited to his or her Account. Nothing herein shall be construed to require the Trustee to carry out any direction that would result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or would generate income taxable to the Plan, and the Trustee may decline to carry out any direction that could create a fiduciary liability for the Trustee that would not otherwise exist.

(c)    Subject to the rules announced in accordance with subsection (b), each Participant’s or Beneficiary’s investment directions shall be completed and transmitted to the Trustee before they are to become effective and shall thereafter control the investment of his or her Account until he or she submits a subsequent direction. The Trustee shall, upon request, give a Participant or Beneficiary confirmation of his or her investment directions. Subject to the rules announced in accordance with subsection (b), each Participant or Beneficiary may give investment directions effective as of each April 1, July 1, October 1, and January 1.

(d)    Amounts received by the Trustee for a Participant’s or Beneficiary’s Account shall be invested as promptly as practicable after their receipt by the Trustee in the medium directed by the Participant or Beneficiary. Any distribution thereon that is received in cash shall be applied as soon as practicable to the purchase of additional interests in the directed medium. Any distribution thereon that is received in any form of property other than additional shares or other evidences of interest in the directed medium itself shall be converted to cash as soon as practicable, and reinvested in additional interests in the directed medium. Notwithstanding the preceding sentence, if for any reason it proves impracticable in the opinion of the Trustee to convert any such increment promptly into cash, then the Trustee may in its sole discretion determine the method and time of sale, disposition, use, application or conversion of the same, provided that Accounts are credited with their proportionate interests therein as prescribed in Article 6.

(e)    In the event that a Participant or Beneficiary fails to direct the Trustee as to the investment of an amount to be credited to his or her Account, the Trustee shall invest that amount in accordance with a standing direction from the Participant or Beneficiary, or if there is no such standing direction, the Administrator, in its sole discretion, shall direct the Trustee with respect to the manner of its investment until the Participant or Beneficiary provides proper direction.

(f)    Neither the Administrator nor the Trustee shall have no liability or responsibility for any loss or expense to any Participant’s or Beneficiary’s Account(s) resulting from any investment made in accordance with the directions of the Participant or Beneficiary.

(g)    Any income, gain, loss or expense realized by a Participant’s or Beneficiary’s Account, including, without limitation, any redemption fee or other expense imposed with respect to an investment medium, whether or not imposed by a fiduciary and any brokerage commissions, shall be allocated to his or her Account and shall not be shared by or allocated to any other Participant’s or Beneficiary’s Account. The Plan may charge each Participant’s or Beneficiary’s Account with the reasonable expenses of carrying out the Participant’s or Beneficiary’s directions.

(h)    The Administrator and Trustee may suspend the rights of Participants to direct the investment of their Account as necessary to facilitate a change in the Plan’s recordkeeper.

(i)    Company Stock shall be an investment medium under the Plan and this Section 12.2 shall apply to such medium. The Administrator may establish rules and regulations concerning Company Stock held in Accounts, including rules and regulations relating to accounting for Company Stock and confidentiality, pass-through voting and information to be provided to participants so as to comply with Section 404(c) of ERISA and regulations thereunder.

(j)    A Participant exercising rights under this Section 12.2 shall be considered a “named fiduciary” for purposes of ERISA.

12.3    Life Insurance and Annuity Contracts. To the extent that a Predecessor Plan permitted a Participant to direct the trustee of the Predecessor Plan to invest his or her Account in life insurance and annuity contracts and where a Participant so directed the trustee of the Predecessor Plan, the Trustee shall maintain said investment in the Plan, but (effective after December 31, 1996), a Participant may not direct the Trustee to invest his or her Account in life insurance and annuity contracts.

12.4    Trustee’s Accounts. The assets of the Trust Fund shall be valued at their fair market value annually by the Trustee as of the last day of each Plan Year, and such other Valuation Dates as may be designated by the Administrator, and the values reported to the Participating Companies and the Administrator, together with a statement of receipts and disbursements for the preceding Plan Year and such other information regarding the Trust Fund as the Participating Companies may request.

12.5    Trustee’s Records. The Trustee shall keep and maintain records under the direction of the Administrator, which shall accurately disclose at all times the state of the Trust Fund.

12.6    Trustee’s Liability. The Trustee shall not be responsible for the validity of the Plan or Trust Agreement, nor for the adequacy of the Trust Fund to meet the obligations hereunder, but shall be accountable only for funds paid to it under the Trust Agreement.

12.7    Trustee’s Compensation and Expenses. The Trustee shall be entitled to reimbursement for its reasonable expenses incurred hereunder. An individual serving as Trustee who is also a full-time Employee of an Affiliated Company shall not be compensated for his or her services as Trustee, save as his or her compensation as an Employee may be such compensation. Other individuals and any corporation or trust company serving as a Trustee shall be entitled to compensation for its services in such amount as the Company and such Trustee may agree upon from time to time. Such reimbursement or compensation due a Trustee, if not paid by the Participating Companies, shall constitute a charge upon the Trust Fund.

ARTICLE 13

AMENDMENT AND TERMINATION

13.1    Right to Amend or Terminate. The Company reserves the right at any time and from time to time to amend the Plan or the Trust, or terminate the Plan or the Trust, by execution of an appropriate instrument by a duly authorized officer of the Company, which authorization may be extended by ratification as well as by action in advance. The Company shall deliver to the Trustee a copy of any such amendment or a notice of termination executed by an officer thereunto duly authorized. The foregoing notwithstanding, the Company shall have no power to amend or terminate the Plan or the Trust in such manner as would:

(a)    Increase the duties or liabilities of the Trustee without the written consent of the Trustee;

(b)    Cause or permit any of the Trust assets to be diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries and defraying the reasonable expenses of administering the Plan and the Trust;

(c)    Cause any reduction in the amount theretofore credited to any Participant or Beneficiary; or

(d)    Cause or permit any portion of the Trust assets to revert to or become the property of any Participating Company, except as provided in Section 1.2.

13.2    Permanence of Plan. The Company has established the Plan with the bona fide intention and expectation that the Participating Companies will be able to make contributions indefinitely, but the Participating Companies are not and shall not be under any obligation or liability whatsoever to maintain the Plan (or the Trust) for any given length of time and the Company may in its sole and absolute discretion terminate the Plan (or the Plan and Trust) or discontinue its contributions hereunder at any time without any liability whatsoever for such termination or discontinuance.

13.3    Termination of Plan or Plan and Trust. Unless the Plan and Trust be sooner terminated pursuant to subsection (a) or (b) below, the Plan and, if so directed by the Company, the Trust shall terminate upon delivery to the Trustee of a notice of termination executed on behalf of the Company (or a Participating Company) specifying the date as of which the Plan (or the Plan and Trust) shall terminate. The preceding sentence notwithstanding, both the Plan and the Trust shall automatically terminate upon the happening of either of the following events:

(a)    Adjudication of the Company as bankrupt or a general assignment by the Company to or for the benefit of creditors; or

(b)    Dissolution of the Company.

In the event of the bankruptcy, liquidation or dissolution of the Company, the Plan shall be deemed terminated.

13.4    Vesting on Termination or Partial Termination of Plan or Discontinuance of Contributions. The Company shall notify the Trustee if the Participating Companies shall permanently discontinue contributions hereunder. Notwithstanding any other provisions of the Plan, if the Plan is terminated or if the Company shall permanently discontinue contributions hereunder (irrespective of whether the Trust shall be terminated), the interests of all Participants in the Plan and Trust shall become fully vested and nonforfeitable as of the date of such termination or such discontinuance. Upon the partial termination of the Plan with respect to a group of Participants, Former Participants or Beneficiaries, the interests of all such Participants, Former Participants or Beneficiaries in the Plan and Trust shall become fully vested and nonforfeitable as of the date of such partial termination.

13.5    Successor to Business of Company. Unless the Plan and Trust be sooner terminated, a successor to the business of the Company, by whatever form or manner resulting, may continue the Plan and Trust with respect to the successor entity by executing appropriate supplementary instruments, and such successor shall thereupon succeed to all the rights, powers and duties of the Company hereunder. The employment of any Employee who has continued in the employ of such successor shall not be deemed to have been terminated or severed for any purpose hereunder if any such supplemental instrument so provides.

13.6    Liquidation of Trust. In the event of the termination of the Plan or the complete discontinuance of contributions by the Company, or in the event of the partial termination of the Plan with respect to a group of Participants, the Administrator shall direct the Trustee to:

(a)    Reduce to cash such part or all of the Trust Fund as the Company may deem appropriate;

(b)    Pay the liabilities, if any, of the Trust;

(c)    Value the remaining assets of the Trust as of the date of termination, partial termination or discontinuance; and

(d)    Allocate any previously unallocated assets and adjust the Account balances as provided in Article 6.

In the event the Trust is also terminated, the Company shall also direct the Trustee to distribute the assets of the Trust in cash or in kind or partly in cash and partly in kind in liquidation to and among the persons having an interest in the Trust in proportion to the amounts standing to the credit of their respective Accounts as of the termination date. If the Trust is not terminated, the Company shall so notify the Trustee and the Trustee shall continue to administer the Trust Fund as provided in this Plan and the Trust Agreement.

13.7    Merger or Consolidation of Plan. In the case of any merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan, the value of the benefits to which each Participant or Beneficiary would become entitled if the resulting or transferee plan were terminated immediately after such merger, consolidation or transfer must equal or exceed the value of the benefits to which such Participant or Beneficiary would have been entitled had the Plan been terminated immediately prior to such merger, consolidation or transfer of assets.

ARTICLE 14

SPENDTHRIFT PROVISION; LOANS

14.1    Alienation Prohibited. The beneficial interest in the Trust of a Participant or Beneficiary shall not be assignable or subject to attachment or receivership, nor shall it pass to any trustee in bankruptcy or be reached or applied by any legal process for the payment of any obligations of the Participant or Beneficiary; provided, however, that the rule just stated shall not apply in the case of any Qualified Domestic Relations Order, nor to any loan pursuant to Section 14.2 nor to any offset of a Participant’s or Beneficiary’s benefits provided under the Plan against an amount that such person is ordered or required to pay the Plan if:

(a)    The order or requirement to pay arises:

(i)	Under a judgment of conviction for a crime involving the Plan;

(ii)	Under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA; or

(iii)	Pursuant to a settlement agreement between the Secretary of Labor and such person in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA by a fiduciary or any other person; and

(b)    The judgment, order, decree or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant’s or Beneficiary’s benefits provided under the Plan.

14.2    Loans to Participants. Loans shall only be made to any Participant or Beneficiary who has a vested Account balance and who is either actively employed or is an inactive Participant or Beneficiary who is a “party-in-interest” within the meaning of Section 3(14) of ERISA may apply for a loan. Upon application of a Participant, the Administrator may, but shall in no case be required to, direct the Trustee to make a loan from the Trust, in an amount specified by the Administrator, to such Participant, subject to the following conditions.

(a)    Maximum Principal Amount. The maximum principal balance at any time outstanding on a loan originated, when added to the principal balance of any loan to the Participant then outstanding, shall not exceed the lesser of (i) $50,000, reduced by the excess, if any, of the highest outstanding principal balance of loans from the Plan and from all other qualified plans of the Affiliated Companies to the Participant during the period of one year ending on the day preceding the origination of the loan under consideration, over the outstanding principal balance of such loans on the day preceding the origination of the loan under consideration or (ii) the greater of $10,000 or fifty percent of the Participant’s vested Account.

(b)    Minimum Principal Amount. The minimum principal amount of any loan is $1,000.

(c)    Duration. The repayment period of any loan shall be no less than six months and no more than five years. Notwithstanding the foregoing, in the event a loan is approved for the purchase of the Participant’s principal residence, the five-year repayment requirement will be replaced with a ten-year repayment requirement.

(d)    Promissory Note. Each loan shall be evidenced by such documentation as the Administrator shall require.

(e)    Security. Each loan shall be secured by the assignment of fifty percent of the Participant’s vested account balance.

(f)    Repayment Method. A loan to a Participant shall be repaid by substantially level payroll deductions made in every pay period at least quarterly. A loan repayable by payroll deductions may provide for a change in its terms in the event that the borrower ceases to be paid by a Participating Company.

(g)    Interest Rate. The loan shall bear interest at the prime rate most recently reported by Thomason Reuters, plus two percent, or such other rate as determined by the Administrator.

(h)    Plan Accounting. The distribution of the proceeds of a loan shall be charged solely against the Account of the Participant, and all repayments of principal and interest shall be credited solely to the Participant’s Account. The unpaid principal balance of a loan shall be reflected as a receivable for the Participant’s Account. The Participant must pay the administrative expenses incurred by the Trustee and the Administrator in connection with a loan, in the amount of $50 or such other amount as established by the Administrator, and any such expenses not paid directly by the Participant may be charged against his or her Account.

(i)    Number of Loans Outstanding. A Participant shall have no more than two loans outstanding at one time.

(j)    Death of Borrower. The death of the borrower shall terminate the loan. The unpaid principal and interest due and owing on the date of the borrower’s death shall be offset against the borrower’s Account. No payments shall be permitted after the borrower’s death. The tax consequences of the offset shall be reported to the borrower’s estate and not to the beneficiary of the Account.

(k)    Default. The Administrator shall promptly notify the Trustee of any default in repayment of a loan. The Trustee shall foreclose on the security for a loan in default at the later of the date of the default or the first date on which Article 10 permits a distribution to be made to the Participant. Foreclosure shall consist of the distribution to the borrower of his or her promissory note. The Administrator and the Trustee may take this step without advance notice to the borrower.

(l)    Compliance with USERRA. Loan repayments will be suspended under the Plan as permitted under Section 414(u)(4) of the Code.

(m)    Discretion of Administrator. Subject to the foregoing provisions of this Section 14.2, the Administrator shall from time to time establish the terms and conditions on which loans will be made. However, in making its determination with respect to eligibility for loans, the Administrator shall adopt and follow uniform and nondiscriminatory rules so that loans are available to all Participants on a reasonably equivalent basis. The Administrator’s determination in all such matters shall be final and binding.

ARTICLE 15

SPECIAL TAX QUALIFICATION PROVISIONS

15.1    Affiliated Companies. For all purposes of the Plan except for Section 6.4, “Affiliated Companies” means the Company and all corporations, partnerships, trades or businesses (whether or not incorporated) that constitute a controlled group of corporations with the Company, a group of trades or businesses under common control with the Company or an affiliated service group, within the meaning of Section 414(b), Section 414(c), Section 414(m) or Section 414(o) respectively, of the Code. For purposes of the limitation on contributions set forth in Section 6.4, “Affiliated Companies” means the Company and all corporations, partnerships, trades or businesses (whether or not incorporated) that constitute a controlled group of corporations with the Company or a group of trades or businesses under common control with the Company, within the meaning of Section 414(b) or Section 414(c) of the Code, as modified by Section 414(o) and Section 415(h) of the Code, or that constitute an affiliated service group within the meaning of Section 414(m) of the Code.

In furtherance and not in limitation of the other provisions of the Plan, for each Plan Year in which a Participating Company is one of the Affiliated Companies, all service of an Employee with any one or more of the Affiliated Companies shall be treated as employment by a Participating Company for purposes of determining the Employee’s Hours of Service, eligibility to participate in the Plan, Years of Service, Years of Credited Service and limitations on contributions in Section 6.4. Service of an individual for an employer that becomes an Affiliated Company during his or her employment shall be treated as employment by a Participating Company from and after the date on which such an employer becomes an Affiliated Company. The transfer of employment by an Employee to another Affiliated Company shall not be a Retirement or other severance of employment for purposes of the Plan; provided, however, that contributions under the Plan relating to any such Employee shall be allocated to his or her Account only with respect to his or her Compensation from a Participating Company.

An Affiliated Company may become a participating company in the Plan and Trust upon the execution of a participation agreement, or such other evidence of adoption, by the Company and the Affiliated Company, in which case the terms and conditions of the Plan relating to contributions and benefits shall apply to such a participating company; provided, however, that all powers reserved to the Company in Articles 11 and 12 and Section 13.1 of the Plan shall rest exclusively with the Company.

15.2    Top-Heavy Plan Requirements. Notwithstanding any other provisions of the Plan, the following provisions shall apply to any Plan Year for which the Plan is determined to be a “top-heavy plan” within the meaning of Section 416 of the Code.

(a)    The Plan will be considered a top-heavy plan for the initial Plan Year if as of the last day of such Plan Year, and for any subsequent Plan Year if as of the last day of the preceding Plan Year (the “Determination Date”) (i) the total credit balance of the Accounts of Participants who are “key employees” (as defined in Section 416(i)(1) of the Code) exceeds sixty percent of the total credit balance of the Accounts of all Participants (the “sixty percent test”) or (ii) the Plan is part of a “required aggregation group” (as hereinafter defined) that is top-heavy. However, notwithstanding the results of the sixty percent test, the Plan shall not be considered a top-heavy plan for any Plan Year in which the Plan is part of any aggregation group (within the meaning of Section 416(g) of the Code) that is not top-heavy.

(b)    An aggregation group is a group of Tax Qualified Retirement Plans maintained by any Affiliated Company or Companies. A required aggregation group includes each such plan in which a key employee participates, and each other plan that enables any plan in which a key employee participates to meet the requirements of Section 401(a)(4) or Section 410 of the Code. A permissive aggregation group includes the required aggregation group plus any other plan or plans that, when considered with the required aggregation group, satisfy the requirements of Section 401(a)(4) and Section 410 of the Code, and that the Administrator has designated as a permissive aggregation group. All plans in any aggregation group must have the same Determination Date. An aggregation group shall be considered top-heavy if, treating all of the plans in the aggregation group as a single plan, the single plan would be top-heavy under the sixty percent test.

(c)    For purposes of determining whether the Plan or any aggregation group is top-heavy under the sixty percent test, the following rules shall apply: (i) the credit balance of the Accounts of Participants shall be increased by the aggregate distributions made with respect to any Participant during the five year period ending on the Determination Date; (ii) there shall not be taken into account the Account balance of any Participant who on the Determination Date is not a key employee but who was a key employee in a prior Plan Year; and (iii) there shall not be taken into account the Account balance of any individual who has not received within the five years preceding the Determination Date any compensation (other than benefits under the Plan) from any Affiliated Company that has adopted the Plan within the five years preceding the Determination Date.

(d)    Notwithstanding Section 6.2, the contributions of the Participating Companies, if any, shall be allocated among the Accounts of Participants in a manner such that the Account (including the Participant’s account in all other qualified retirement plans maintained by Affiliated Companies) of each Participant who is a “non-key employee” (as defined in Section 416(i)(2) of the Code) shall receive an amount equal to at least three percent of the Participant’s Section 415 Compensation for such Plan Year (or, if less, the largest percentage of Section 415 Compensation provided on behalf of any Participant who is a key employee for that Plan Year) or five percent of the non-key employee’s Section 415 Compensation for the Plan Year in the event the non-key employee is a participant in both a defined benefit plan and a defined contribution plan, and such minimum contribution shall be allocated to the Accounts of each Participant for the year other than one who is no longer an Employee on the last day of the year regardless of his or her Hours of Service within the year. All Deferral Contributions shall be taken into account in satisfying the provisions of this subsection (d).

(e)    The minimum benefit requirement of subsection (d) above shall be reduced or offset, as determined by the Administrator in accordance with applicable regulations of the Treasury Department, to the extent contributions or benefits otherwise meeting the requirements of this Article 15 are accrued for a non-key employee under any one or more other qualified plans maintained by the Affiliated Companies.

15.3    Modification of Top-Heavy Rules.

(a)    Determination of top-heavy status.

(i)	Key employee. Key employee means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of an Affiliated Company having annual compensation greater than $170,000 as adjusted under section 416(i)(1) of the Code, a 5-percent owner of an Affiliated Company, or a 1-percent owner of An Affiliated Company having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(ii)	Determination of present values and amounts. This Section 15.3 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the Determination Date.

(iii)	Distributions during year ending on the Determination Date. The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan that, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.”

(iv)	Employees not performing services during year ending on the Determination Date. The accrued benefits and accounts for any individual who has not performed services for any Affiliated Company during the one-year period ending on the Determination Date shall not be taken into account.

(b)    Minimum benefits.

(i)	Matching contributions. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

15.4    Treatment of Persons Designated as Out-Bound Participants. In the event a Participant is transferred to a non-U.S. Affiliated Company and is designated by the Administrator as an “Out-Bound Participant,” the following rules shall apply.

(a)    All service of the Participant with the non-U.S. Affiliated Company shall be treated as service with a Participating Company, compensation paid by and net earned income earned with the non-U.S. Affiliated Company shall be treated as Compensation, the Participant shall remain eligible to share in Company Contributions and to make Deferral Contributions and Roth Elective Deferrals, and the non-U.S. Affiliated Company shall otherwise be treated as a “participating company” for purposes of the Plan for that Participant.

(b)    The Administrator shall, on an annual basis, identify each Participant to which this Section 15.4 shall apply. The Administrator shall establish such reasonable and nondiscriminatory rules as it, in its sole discretion, determines to be appropriate in order to implement the provisions of this Section 15.4 such as, but not limited to, methods of converting compensation paid in any non-U.S. currency to equivalent U.S. amounts; provided, however, that the effects of such methods shall not discriminate in favor of Highly Compensated Participants.

15.5    Treatment of Persons Designated as In-bound Participants. In the event an individual is transferred to the United States and is designated by the Administrator as an “In-Bound Participant,” the following rules shall apply.

(a)    All service of the Participant with any non-U.S. Affiliated Company shall be treated as service with a Participating Company, compensation paid and net earned income earned with a Participating Company shall be treated as Compensation, and the Participant shall be eligible to share in Company Contributions and to make Deferral Contributions and Roth Elective Deferrals.

(b)    The Administrator shall, on an annual basis, identify each In-Bound Participant to which this Section 15.5 shall apply. The Administrator shall establish such reasonable and nondiscriminatory rules as it, in its sole discretion, determines to be appropriate in order to implement the provisions of this Section 15.5; provided, however, that the effects of such methods shall not discriminate in favor of Highly Compensated Participants.

ARTICLE 16

MISCELLANEOUS

16.1    Rights of Employees. The adoption and maintenance of the Plan and Trust shall not be deemed to be a contract between any Participating Company and any Employee. Nothing herein contained shall be deemed to give any Employee the right to be retained in the employ of any Participating Company or to diminish the right of any Participating Company to discharge any Employee at any time, nor shall it be deemed to give any Participating Company the right to require any Employee to remain in its employ or interfere with the Employee’s right to sever his or her employment at any time.

16.2    Obligation of the Company. All benefits payable under the Plan shall be paid or provided for solely from the Trust, and neither the Company, any Participating Company, nor the Trustee assumes any personal liability or responsibility therefor.

16.3    Action by the Company. Whenever, under the terms of the Plan, a Participating Company is permitted or required to do or perform any act or thing, it shall be done or performed by an officer thereunto duly authorized by the Participating Company.

16.4    Construction. The provisions of the Plan shall be construed, administered and enforced according to the laws of the United States of America insofar as they may be applicable, and otherwise according to the laws of the State of New York. The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular, unless the context otherwise requires. In any questions of interpretation or other matter of doubt, the Trustee, Administrator, the Company and any Participating Company may rely upon the legal opinion of counsel for the Company or any other attorney at law designated by the Company.

16.5    Meaning of Spouse. The word “spouse” as used in this Plan refers to an individual who is (or was in the case of a deceased Participant) recognized under federal law as the spouse of the Participant.

16.6    Liability of Company. The only duty of the Company hereunder shall be to use reasonable care in the selection of the Administrator and the Trustee. Subject to its agreement to indemnify the Administrator as provided in Section 11.7 and the Trustee if and to the extent provided in the Trust Agreement, neither the Company nor any person acting on its behalf shall be liable for any act or omission on the part of the Trustee, or for any act performed or the failure to perform any act by any person with respect to the Plan or the Trust.

16.7    Titles. The titles of the Articles and Sections hereof are included for convenience only and shall not be construed as part of the Plan or in any respect affecting or modifying its provisions. Such words as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this instrument as a whole and not merely to the subdivision in which said words appear.

16.8    Counterparts. The Plan may be executed in any number of counterparts and each fully executed counterpart shall be deemed an original.

16.9    Expenses. All expenses incurred in establishing and operating the Plan, including, without limiting the generality of the foregoing, legal fees, brokerage commissions, administrative expenses, Trustee’s expenses and the like, may be paid by the Participating Companies, but if not so paid shall be paid by the Trustee from the Trust Fund.

ARTICLE 17

EFFECTIVE DATES

The provisions of this restated and amended Plan are generally effective as of January 1, 2010, but any provision of this Plan that specifies a different effective date shall be effective as of the specified date. Any event occurring before the effective date of the provision of this Plan addressing such events shall be governed by the relevant provision of the relevant Plan as in effect on the happening of the event in question.

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IN WITNESS WHEREOF, ING Financial Services LLC has caused this instrument, including Schedules A and B hereto, to be duly executed in its name and behalf this          day of January, 2016.

ING FINANCIAL SERVICES LLC, on its behalf and on behalf of any Participating Companies

By:

SCHEDULE A

FORMER PARTICIPANTS IN THE ING [U.S.] SECURITIES,

FUTURES & OPTIONS, INC. PROFIT SHARING 401(k) PLAN AND THE BBL PLAN

In accordance with Section 411(d)(6) of the Code and the regulations thereunder, a Participant or Beneficiary who was formerly a Participant or the spouse of a Participant in the Securities Plan on December 31, 1996 or in the BBL Plan on December 31, 1995, shall be entitled to a distribution and shall be entitled to elect to receive a distribution of his or her or her Securities Plan Benefit Account or BBL Plan Account in the following form in addition to any optional forms of benefit available under the Plan:

(a)    Purchase from an insurance company of a nontransferable life annuity contract or joint life and last survivor annuity contract and, in the case of a BBL Plan Account, a contingent annuity or a single life annuity contract with five, ten or fifteen years guaranteed.

A Participant who elects to have his or her Securities Plan Benefit Account or BBL Plan Account distributed in the form of a life annuity or joint and last survivor annuity, and who is married on the Annuity Starting Date, shall receive benefits in the form of a Qualified Joint and Survivor Annuity unless he or she and his or her spouse make a Qualified Election of another form of benefit.

(i)

Qualified Election means a waiver of a Qualified Joint and Survivor Annuity. Any such waiver shall not be effective unless: (A) the Participant’s spouse consents in writing to the waiver; (B) the waiver designates a specific Beneficiary, including any class of beneficiaries or any contingent beneficiaries, that may not be changed without spousal consent (unless the spouse’s consent expressly permits designations by the Participant without any further spousal consent); (C) the spouse’s consent acknowledges the effect of the waiver; and (D) the spouse’s consent is witnessed by a Plan representative or notary public. Additionally, a Participant’s waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the waiver designates a form of benefit payment that may not be changed without spousal consent (unless the spouse’s consent expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of the Plan representative that there is no spouse or that the spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent by a spouse obtained under these provisions (and any establishment that the consent of a spouse may not be obtained) shall be effective only with respect to the particular spouse involved. A consent that permits designations by the Participant without any requirement of further consent by the spouse must acknowledge that the spouse has the right to limit the consent to a specific Beneficiary and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of those rights. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in this Schedule A, Section (a)(iv).

(ii)	Qualified Joint and Survivor Annuity means an immediate annuity for the life of a Participant, with a survivor annuity for the life of the spouse that is at least fifty percent (for example, sixty-six and two-thirds percent, seventy-five percent, 100 percent, etc.) of the amount of the annuity that is payable during the joint lives of the Participant and the spouse, and which is the amount of benefit that can be purchased with the Securities Plan Benefit Account.

(iii)	Annuity Starting Date means the first day of the first period for which an amount is paid as an annuity (or any other form).

(iv)	Notice Requirements. In the case of a Qualified Joint and Survivor Annuity, no less than thirty days and no more than ninety days before a Participant’s Annuity Starting Date the Administrator shall provide to him or her a written explanation of (A) the terms and conditions of a Qualified Joint and Survivor Annuity, (B) the Participant’s right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity form of benefit, (C) the rights of the Participant’s spouse and (D) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

(b)    A distribution to which Sections 401(a)(11) and 417 of the Code do not apply may commence less than thirty days after the notice required under Income Tax Regulations Section 1.411(a)-11(c) is given, provided the Administrator informs the distributee that he or she has a right to a period of at least thirty days after receiving the notice to consider whether or not to elect a distribution and, if so, what form of distribution, and the distributee thereafter affirmatively elects a distribution.

(c)    A distribution to which Sections 401(a)(11) and 417 of the Code do apply may commence less than thirty days after the notices required under Sections 402(f), 411(a)(11) and 417(a)(3) of the Code are given provided that: (i) the Administrator informs the distributee that he or she has a right to a period of at least thirty days after receiving the notices to consider whether or not to elect a distribution, and if applicable, the form of distribution option; (ii) the distributee thereafter affirmatively elects a distribution; (iii) the distributee is permitted to revoke an affirmative distribution election at any time prior to the expiration of the seven day period that begins on the day after the notices are provided to the distributee; and (iv) the distribution in fact does not commence before the expiration of such period.

(d)    In any case in which a Participant’s consent to a distribution is required, the failure to provide consent shall be treated as an election to defer distributions until such time as distributions are required pursuant to Section 10.2 of this Plan.

(e)    All annuity contracts under this Plan shall be non-transferable when distributed. Furthermore, the terms of any annuity contract purchased and distributed to a Participant or spouse shall comply with all of the requirements of this Plan.

(f)    Subject to the spouse’s right of consent afforded under the Plan, the restrictions imposed by this Schedule A shall not apply if a participant has, prior to January 1, 1984, made a written designation to have his or her retirement benefit paid in an alternative method acceptable under Section 401(a) of the Code as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

(g)    Unless otherwise elected as provided below, a Participant who dies before the Annuity Starting Date and who has a surviving spouse shall have the Qualified Pre-Retirement Survivor Annuity (“QPSA”) paid to his or her surviving spouse. The Participant’s spouse may direct that payment of the QPSA commence within a reasonable period after the Participant’s death. If the spouse does not so direct, payment of such benefit will commence at the time the Participant would have attained the later of his or her Normal Retirement Age or age sixty-two. However, the spouse may elect a later commencement date.

(i)	Any election to waive the QPSA before the Participant’s death must be made by the Participant in writing during the election period and shall require the spouse’s irrevocable consent in the same manner provided for in this Schedule A, Section (a)(i). Further, the spouse’s consent must acknowledge the specific non-spouse Beneficiary. Notwithstanding the foregoing, the non-spouse Beneficiary need not be acknowledged, provided the consent of the spouse acknowledges that the spouse has the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elects to relinquish such right.

(ii)	The election period to waive the QPSA shall begin on the first day of the Plan Year in which the Participant attains age thirty-five and end on the date of the Participant’s death. An earlier waiver (with spousal consent) may be made provided a written explanation of the QPSA is given to the Participant and such waiver becomes invalid at the beginning of the Plan Year in which the Participant turns age thirty-five. In the event a vested participant severs from employment prior to the beginning of the election period, the election period shall begin on the date of such severance.

(iii)	With regard to the election, the Administrator shall provide each Participant within the applicable period, with respect to such Participant (and consistent with Regulations), a written explanation of the QPSA containing comparable information to that required pursuant to Schedule A, Section (a)(iv). For the purposes of this provision, the term “applicable period” means, with respect to a Participant, whichever of the following periods ends last:

(A)	The period beginning with the first day of the Plan Year in which the Participant attains age thirty-two and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five;

(B)	A reasonable period after the individual becomes a Participant. For this purpose, in the case of an individual who becomes a Participant after age thirty-two, the explanation must be provided by the end of the three-year period beginning with the first day of the first Plan Year for which the individual is a Participant;

(C)	A reasonable period ending after the Plan no longer fully subsidizes the cost of the QPSA with respect to the Participant;

(D)	A reasonable period ending after Code Section 401(a)(11) of the Code applies to the Participant; or

(E)	A reasonable period after separation from service in the case of a Participant who separates before attaining age thirty-five. For this purpose, the Administrator must provide the explanation beginning one year before the severance from employment and ending one year after severance.

(iv)	In the event there is an election to waive the QPSA, and for death benefits in excess of QPSA, such death benefits shall be paid to the Participant’s Beneficiary by either of the following methods, as elected by the Participant (or if no election has been made prior to the Participant’s death by his or her Beneficiary):

(A)	One lump-sum payment in cash or in property;

(B)	Payment in monthly, quarterly, semi-annual or annual cash installments over a period to be determined by the Participant or his or her Beneficiary. After periodic installments commence, the Beneficiary shall have the right to reduce the period over which such periodic installments shall be made, and the cash amount of such periodic installments shall be adjusted accordingly.

(C)	If death benefits in excess of the QPSA are to be paid to the surviving spouse, such benefits may be paid pursuant to (A) or (B) above, or used to purchase an annuity contract or annuity settlement option so as to increase the payments made pursuant to the QPSA.

(v)	In the event the death benefit is payable in installments, then, upon the death of the Participant, the Administrator may direct that the death benefit be segregated and applied to the purchase of an annuity or invested separately in a segregated account, and that the funds accumulated in the annuity segregated account be used for the payment of the installments.

SCHEDULE B

MERGER WITH PROFIT-SHARING PLAN OF FURMAN SELZ LLC

1.    Authorization of Transfer. Pre-Tax Contribution Accounts and Rollover Contribution Accounts maintained in the Profit-Sharing Plan of Furman Selz LLC (the “Furman Selz Plan”) were merged into the Plan as of January 4, 1999. All Profit-Sharing Contribution Accounts of the Furman Selz Plan were merged into the Plan as of July 1, 1999. These mergers shall be treated as transfers for purposes of Section 4.6, and except as set forth in this Schedule B, the terms of the Plan shall supersede the terms of the Furman Selz Plan with respect to all events occurring after January 4, 1999 with respect to Pre-Tax Contribution Accounts and Rollover Accounts and occurring after July 1, 1999 with respect to Profit-Sharing Contribution Accounts.

2.    Furman Selz Accounts. The assets transferred shall be maintained in a Furman Selz Plan Pre-Tax Contribution Account, the Furman Selz Plan Rollover Account and a Furman Selz Plan Profit-Sharing Contribution Account, as the case may be. Each such account shall be maintained on the books of the Plan for as long as the Administrator determines to be appropriate. Each account will reflect the amount transferred to the Plan as well as any income, expenses, gains or losses attributable thereto and any withdrawals or distributions therefrom.

3.    Vesting. The vested portion of a Participant’s Profit-Sharing Contribution Account shall be the percentage shown in the vesting schedule set forth below (and not in the vesting schedule set forth in Section 9.2), as determined in accordance with the Years of Service and Years of Credited Service rules set forth in the Plan:

Years of Service/Years of Credited Service	Vested Percentage
Less than 2	0%
2	20%
3	40%
4	60%
5	80%
6	100%

4.    Retirement. In the case of a Participant employed by ING Baring Furman Selz LLC prior to January 1, 1999, including an individual originally hired prior to January 1, 1999 who is rehired on or after January 1, 1999, the Normal Retirement Age shall be age sixty-five.

5.    Distributions. The following provisions shall apply to any distribution from any Furman Selz Plan Pre-Tax Contribution Account, Furman Selz Plan Profit-Sharing Contribution Account or Furman Selz Plan Rollover Account and to any distribution of assets transferred and any income, expenses, gains and losses attributable thereto and any withdrawals and distributions therefrom.

A Participant or Beneficiary entitled to a distribution of assets transferred from the Furman Selz Plan shall be entitled to elect to receive a distribution of assets transferred from the Furman Selz Plan in any of the following forms, in addition to any optional forms of benefit available under the Plan:

(a)    Series of substantially equal annual payments over a period not exceeding the life expectancy of the Participant or Beneficiary or (if the Participant is the initial recipient) the joint and last survivor life expectancy of the Participant and his or her Beneficiary (with a right in each case to elect as of any anniversary of the commencement of such payments to receive as a single lump sum the remaining unpaid amount) and determined in each case as of the earlier of (i) the end of the Plan Year in which occurs the event entitling the Participant or Beneficiary to a distribution of benefits or (ii) the date installments commence; or

(b)    Purchase from an insurance company of a nontransferable life annuity contract or joint life and last survivor annuity contract; provided, however, that this option shall be available to a Beneficiary only if the Beneficiary is the deceased Participant’s spouse and only with respect to the purchase of a single life annuity contract with fifty percent of the Furman Selz Account Balance (as defined below).

(c)    A Participant who elects to have Retirement benefits distributed in the form of a life annuity or joint life and last survivor annuity pursuant to this Schedule B, Section 5(b), and who is married on the Annuity Starting Date, shall receive benefits in the form of a Qualified Joint and Survivor Annuity unless he or she and his or her spouse make a Qualified Election of another form of benefit.

(i)

Qualified Election means a waiver of a Qualified Joint and Survivor Annuity. Any such waiver shall not be effective unless: (A) the Participant’s spouse consents in writing to the waiver; (B) the waiver designates a specific Beneficiary, including any class of beneficiaries or any contingent beneficiaries, that may not be changed without spousal consent (unless the spouse’s consent expressly permits designations by the Participant without any further spousal consent); (C) the spouse’s consent acknowledges the effect of the waiver; and (D) the spouse’s consent is witnessed by a Plan representative or notary public. Additionally, a Participant’s waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the waiver designates a form of benefit payment that may not be changed without spousal consent (unless the spouse’s consent expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of the Plan representative that there is no spouse or that the spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent by a spouse obtained under these provisions (and any establishment that the consent of a spouse may not be obtained) shall be effective only with respect to the particular spouse involved. A consent that permits designations by the Participant without any requirement of further consent by the spouse must acknowledge that the spouse has the right to limit the consent to a specific Beneficiary and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of those rights. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in this Schedule B, Section 5(c)(v).

(ii)	Qualified Joint and Survivor Annuity means an immediate annuity for the life of a Participant, with a survivor annuity for the life of the spouse which is fifty percent of the amount of the annuity which is payable during the joint lives of the Participant and the spouse, and which is the amount of benefit that can be purchased with the Participant’s Furman Selz Account Balance.

(iii)	Annuity Starting Date means the first day of the first period for which an amount is paid as an annuity (or any other form).

(iv)	Furman Selz Account Balance means the aggregate value of the Participant’s Furman Selz Pre-Tax Contribution Account, Furman Selz Plan Profit-Sharing Contribution Account and Furman Selz Rollover Account balances.

(v)	Notice Requirements. In the case of a Qualified Joint and Survivor Annuity, no less than thirty days and no more than ninety days before a Participant’s Annuity Starting Date the Administrator shall provide to him or her a written explanation of (A) the terms and conditions of a Qualified Joint and Survivor Annuity, (B) the Participant’s right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity form of benefit, (C) the rights of the Participant’s spouse and (D) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

(d)    A distribution to which Sections 401(a)(11) and 417 of the Code do not apply may commence less than thirty days after the notice required under Income Tax Regulations Section 1.411(a)-11(c) is given, provided the Administrator informs the distributee that he or she has a right to a period of at least thirty days after receiving the notice to consider whether or not to elect a distribution and, if so, what form of distribution, and the distributee thereafter affirmatively elects a distribution.

(e)    A distribution to which Sections 401(a)(11) and 417 of the Code do apply may commence less than thirty days after the notices required under Sections 402(f), 411(a)(11) and 417(a)(3) of the Code are given provided that: (i) the Administrator informs the distributee that he or she has a right to a period of at least thirty days after receiving the notices to consider whether or not to elect a distribution, and if applicable, the form of distribution option; (ii) the distributee thereafter affirmatively elects a distribution; (iii) the distributee is permitted to revoke an affirmative distribution election at any time prior to the expiration of the seven day period that begins on the day after the notices are provided to the distributee; and (iv) the distribution in fact does not commence before the expiration of such period.

(f)    In any case in which a Participant’s consent to a distribution is required, the failure to provide consent shall be treated as an election to defer distributions until such time as distributions are required pursuant to Section 10.2 of this Plan.

The provisions of this Section 5 of Schedule B are intended to preserve for Participants and Beneficiaries entitled to distributions of Furman Selz Plan assets all of the optional forms of benefit available to such Participants, and shall be construed and applied in a manner consistent with such intention.

Effective October 1, 2003, distributions shall be available only in a lump sum and in substantially equal installments over five or ten years; provided, however, that the above provisions of this Schedule B and all other provisions of this Plan relating thereto, shall remain in effect with respect to a Participant who reached his or her annuity starting date, or who commenced distributions, prior to the date determined by the Administrator to be ninety days after the distribution of a summary plan description or summary of material modifications describing the change made by this paragraph.

6.    Limitations on Rights. The provisions of this Schedule B shall apply only with respect to assets transferred from the Furman Selz Plan, together with earnings thereon, and shall in no event be considered to give any person any legal or equitable right with respect to assets of the Plan other than those transferred from the Furman Selz Plan to this Plan pursuant to this Schedule B.

ING FINANCIAL SERVICES LLC 401(K) SAVINGS PLAN

FIRST AMENDMENT TO 2015 RESTATEMENT

ING Financial Services LLC (the “Company”), having reserved in Section 13.1 the power to amend the ING Financial Services LLC 401(k) Savings Plan, as most recently amended and restated generally effective as of January 1, 2015 (the “Plan”), hereby amends the Plan as set forth below, generally effective as of September 26, 2016, or such other date as the Administrator shall provide.

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1. Section 2.4 of the Plan shall be amended by inserting the phrase “ and Voluntary Contributions” in the parenthetical so that it reads “(including Deferral Contributions and Voluntary Contributions).”

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2. The following Sections 2.60A and 2.60B shall be added to Article 2 of the Plan:

2.60A “Voluntary Contribution” means contributions by a Participant for his or her Account pursuant to Section 4.7.

2.60B “Voluntary Contributions Account” means an account maintained on the books of the Plan for the purpose of recording Voluntary Contributions and any income, expenses, gains and losses attributable thereto and any refunds, withdrawals or distributions therefrom.

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3. Section 3.6 of the Plan shall be amended by replacing the phrase “Deferral Contributions” with the phrase “Deferral Contributions or Voluntary Contributions” in subsection (b) thereof

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4. Section 3.7 of the Plan shall be amended by revising the final clause to read as follows: “provided, however, that any Deferral Contributions and Voluntary Contributions shall be returned, together with the income or loss allocable thereto, to the person who made the contribution.”

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5. Section 3.8 of the Plan shall be amended in its entirety as follows.

3.8 Erroneous Exclusion of Eligible Employee. If in any Plan Year an eligible person is erroneously omitted from participation in the Plan, and if the eligible person so directs, the person shall be permitted to make-up Deferral Contributions and Voluntary Contributions that would have been made; provided, however, that no Deferral Contributions or Voluntary Contributions will be permitted with respect to Compensation currently available; and provided, further, that no Deferral Contributions or Voluntary Contributions shall exceed the maximum amount that would have been made on behalf of the eligible person in accordance with the limitations of Articles 4, 5 and 6 of the Plan. His or her Participating Company shall make a Company Contribution with respect to Deferral Contributions made in accordance with this Section; provided, however, that the Company Contribution shall not exceed the maximum amount of Company Contribution that would have been made on behalf of the eligible person in accordance with the limitations of Articles 5 and 6 of the Plan. The eligible person’s Account shall be credited with any missed income (as determined by the Administrator) on any Deferral Contribution or Voluntary Contribution, which may be derived from forfeitures available for reallocation. In lieu of the above, the Company may, in its discretion and with the consent of the Administrator, provide for make-up Deferral Contributions, Voluntary Contributions and Company Contributions to the extent the eligible person would otherwise have been eligible to make contributions and receive a Company Contribution pursuant to the terms of the Plan, subject to the limitations of Articles 4, 5 and 6 of the Plan.

The amount necessary to satisfy the provisions of this Section 3.8, other than Deferral Contributions and Voluntary Contributions, shall be derived from supplementary contributions of the Participating Companies pursuant to the last sentence of Section 5.1, to the extent the deficiency is not satisfied from forfeited amounts pursuant to the terms of Section 6.8.

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6. Article 4 of the Plan shall be renamed “PARTICIPANT CONTRIBUTIONS.”

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7. Article 4 of the Plan shall be amended by adding the following new Section 4.7 at the end thereof.

4.7 Participants’ Voluntary Contributions. Subject to Section 6.3, each Employee who has become eligible to participate in the Plan in accordance with Article 3 shall be entitled to elect that his or her Participating Company contribute to the Plan as a Voluntary Contribution on his or her behalf any whole percentage of his or her Compensation from one percent to twenty percent, except that for a Non-Highly Compensated Employee such limit shall be 100 percent; provided, however that the Administrator may in its discretion announce alternative Voluntary Contribution limits from time to time. No Participant shall be entitled to elect to have a Participating Company make a Voluntary Contribution for any Plan Year if the contribution would cause the Annual Addition to his or her Account to exceed the maximum specified in Section 6.4. A Participant shall be 100 percent vested in his or her Voluntary Contributions at all times.

The Administrator shall provide rules similar to those in Section 4.2 and applicable to Deferral Contributions to a Participant’s Voluntary Contributions; provided, however, that the Administrator shall also be authorized to refuse to accept some or all of a Participant’s Voluntary Contributions in order to ensure that applicable limits are satisfied.

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8. Section 5.1 of the Plan shall be amended by replacing the phrase “Deferral Contributions” with the phrase “Deferral Contributions and Voluntary Contributions” in subsection (a) thereof.

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9. Section 5.4 of the Plan shall be amended by adding the phrase “and Voluntary Contributions under Section 4.7” after the phrase “Section 4.1” in subsection (a) thereof.

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10. Section 6.1 of the Plan shall be amended as follows:

•	By correcting the phrase “Roth Elective Deferrals” with the phrase “Roth Elective Deferrals Account”; and

•	By adding the phrase “Voluntary Contributions Account,” after the phrase “if applicable,” each in the first sentence thereof.

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11. Section 6.2 of the Plan shall be amended by renumbering subsection (b) to (c) and adding the following new subsection (b):

(b) The Voluntary Contributions elected by each Participant shall be allocated to his or her Voluntary Contributions Account, subject to Section 6.3; and

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12. Section 6.3 of the Plan shall be amended in its entirety to read as follows.

6.3 Nondiscrimination Requirements for Company Contributions. Notwithstanding Section 6.2, Voluntary Contributions and Company Contributions for a Plan Year must satisfy at least one of the following tests:

(a) The Average Contribution Percentage (as hereinafter defined) for the HCE Group does not exceed the Average Contribution Percentage for the NHCE Group for the preceding Plan Year times 1.25; or

(b) The Average Contribution Percentage for the HCE Group does not exceed the Average Contribution Percentage for the NHCE Group for the preceding Plan Year times 2.0, and the Average Contribution Percentage for the HCE Group does not exceed the Average Contribution Percentage for the NHCE Group for the preceding Plan Year by more than two percentage points.

If the Company makes an election pursuant to Section 401(m)(3) of the Code, the term “current Plan Year,” when used in this Section 6.3, shall be substituted for the term “preceding Plan Year.”

The Average Contribution Percentage for a specified group of Participants for a Plan Year shall be the average (expressed as a percentage) of the ratios (expressed as percentages) of (i) the Voluntary Contributions and Company Contributions allocable to the Account of each such Participant for the Plan Year, excluding Voluntary Contributions or Company Contributions returned or distributed to a Participant pursuant to Section 6.4 to reduce any Excess Amount, to (ii) the Participant’s Compensation (within the meaning of Section 414(s) of the Code) for the Plan Year. In calculating such ratios: (A) contributions described in Section 401(m) of the Code and allocable to the Account of a Highly Compensated Employee who is eligible to have such contributions allocated to his or her account under two or more plans described in Section 401(a) of the Code that are maintained by any Affiliated Companies shall be considered to have been made under a single plan; and (B) the rules set forth in Income Tax Regulations Sections 1.401(m)-1 and 1.401(m)-2 shall apply.

For purposes of this Section 6.3, the term “Participant” includes any Employee who was eligible for all or part of the Plan Year to make Voluntary Contributions or to receive Company Contributions or who would have been eligible to make or receive such contributions, but for a suspension pursuant to Section 10.9 or the limitation contained in Section 6.4. The Average Contribution Percentage for any Participant who makes no Voluntary Contributions and receives no Company Contributions shall be zero. Voluntary Contributions and Company Contributions shall be taken into account if they are paid to the Trust during the Plan Year or paid to an agent of the Plan and transmitted to the Trust within a reasonable time after the end of the Plan Year.

A Company Contribution that is distributed to a Participant pursuant to Section 6.4 because it constitutes an Excess Amount shall not be taken into account in determining the Average Contribution Percentage.

If the Average Contribution Percentage for the HCE Group exceeds the percentage permitted under this Section 6.3, the amount of Voluntary Contributions and Company Contributions will be reduced in the following manner. The reduction in Voluntary Contributions and Company Contributions shall be effected by decreasing the amount of total Voluntary Contributions and Company Contributions of the HCE with the highest dollar amount of Voluntary Contributions and Company Contributions until such HCE’s total Voluntary Contributions and Company Contributions equal the dollar amount of the Voluntary Contributions and Company Contributions of the HCE with the next highest dollar amount thereof; provided however, that if a lesser reduction would suffice to permit the Average Contribution Percentage for the HCE Group to satisfy the limitation of this Section 6.3, the reduction shall be in such lesser amount. If the total amount of reductions pursuant to the preceding sentence hereof is less than the amount necessary to cause the Average Contribution Percentage to satisfy such limitation, then the step described in the preceding sentence shall be repeated. The dollar amount by which an HCE’s Voluntary Contributions and Company Contributions are reduced pursuant to this paragraph (“Excess Aggregate Contributions”) shall be distributed in accordance with Section 10.12.

For purposes of this Section 6.3 only, “Company Contributions” means only Company Contributions made pursuant to Sections 5.2(a) and 5.2(b).

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13. Section 6.4(c) of the Plan shall be amended by renumbering clauses (i) and (ii) to (iii) and (iv) and by adding the following new clauses (i) and (ii):

(i) Any Voluntary Contributions by the Participant (together with gains attributable to the Voluntary Contributions), to the extent that the return thereof would reduce the Excess Amount, shall be returned to the Participant;

(ii) Any unmatched Deferral Contributions by the Participant (together with gains attributable to the Company Deferral Contributions) to the extent that the return thereof would reduce the Excess Amount, shall be returned to the Participant;

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14. Section 6.6(c) of the Plan shall be amended by replacing the phrase “with any Deferral Contributions” with the phrase “with any Deferral Contributions, by crediting the Voluntary Contributions Account with any Voluntary Contributions.”

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15. Section 9.2 of the Plan shall be amended by replacing the phrase “Deferral Contributions Account” with the phrase “Deferral Contributions Account, Voluntary Contributions Account” in subsection (a) thereof.

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16. Section 10.9 of the Plan shall be amended by replacing the second paragraph thereof in its entirety as follows.

A distribution will be considered necessary to satisfy an immediate and heavy financial need if:

(A)	The Participant who requests a distribution pursuant to this Section has obtained all other distributions and nontaxable loans, if any, available to him or her under all Tax-Qualified Retirement Plans maintained by the Affiliated Companies;

(B)	The Participant is not permitted to make Deferral Contributions, Voluntary Contributions or contributions to any other plan(s) maintained by the Affiliated Companies for at least six months after receipt of the hardship distribution; and

(C)	The distribution is not in excess of the amount of the immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes and penalties reasonably anticipated to result from the distribution).

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17. Section 10.12 of the Plan shall be amended in its entirety as follows.

10.12 Forfeiture or Distribution of Excess Aggregate Contributions. Notwithstanding any other provision of the Plan, Excess Aggregate Contributions and income or loss allocable thereto (including all earnings, expenses and appreciation or depreciation in value, whether or not realized) shall be forfeited, if otherwise forfeitable under the terms of the Plan, or if not forfeitable, distributed no later than the last day of each Plan Year to the Participants to whose accounts the excess Voluntary Contributions and Company Contributions were allocated for the preceding Plan Year. Such distribution shall first be made from Voluntary Contributions allocated in the preceding year to a Participant, to the extent thereof. (Amounts forfeited by Highly Compensated Employees under this Section 10.12 shall be treated as Annual Additions and shall be treated in the same manner as other forfeitures of Company Contributions.)

The income or loss allocable to Excess Aggregate Contributions allocated to each Participant is the sum of income or loss allocated to the person’s Participant’s Voluntary Contributions Account and Participant’s Company Contributions Account, as applicable, for a relevant period multiplied by a fraction, the numerator of which is the Excess Aggregate Contributions in the Participant’s Account for the year and the denominator of which is the balance of such Account without regard to income or loss occurring during such Plan Year.

Excess Aggregate Contributions shall not be adjusted for income or loss up to the date of distribution (the “gap period”) but rather only through the end of the preceding calendar year.

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18. Section 10.13 of the Plan shall be amended by replacing the phrase “Roth Rollover Account” with the phrase “Roth Rollover Account, Voluntary Contributions Account” in the first sentence thereof.

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19. Article 10 shall be amended by adding at the end thereof the following new Section 10.20.

10.20 In-Plan Roth Rollover. A Participant or spousal Beneficiary may elect to have any portion of his or her vested Account otherwise distributable under the terms of the Plan that is not part of his or her Roth Elective Deferrals Account or Roth Rollover Account and that meets the definition of an Eligible Distribution to be considered “designated Roth contributions” for purposes of the Plan. Any assets converted in such a way shall be separately accounted for and shall remain subject to the distribution constraints found in Article 10 as applicable prior to the conversion. Such assets shall also retain any distribution rights, such as those found in Article 10, applicable prior to the conversion.

The Administrator may also provide, if permitted by applicable law, to establish limitations relating to the timing of a conversion, the frequency of conversions, the Accounts with respect to which a conversion election may be made and whether a Participant may only convert Accounts in which he or she is fully vested.

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20. Section 15.4 of the Plan shall be amended by replacing the phrase “Deferral Contributions” with the phrase “Deferral Contributions, Voluntary Contributions” in subsection (a) thereof.

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21. Section 15.5 of the Plan shall be amended by replacing the phrase “Deferral Contributions” with the phrase “Deferral Contributions, Voluntary Contributions” in subsection (a) thereof.

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22. Except as hereinabove specifically amended, all provisions of the Plan shall continue in full force and effect; provided, however, that the Company hereby reserves the power from time to time to further amend the Plan.

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IN WITNESS WHEREOF, the Company has caused this First Amendment to 2015 Restatement to be executed in its name and on its behalf this             day of October, 2016.

ING FINANCIAL SERVICES LLC

By:
Name:
Title: